                                                                   EXHIBIT 10.13

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                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      among

                            TRIZEC PROPERTIES, INC.,
                                  as BORROWER,

                                VARIOUS LENDERS,
                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                             as ADMINISTRATIVE AGENT

                       ----------------------------------

                          Dated as of December 18, 2002

                       ----------------------------------

                         DEUTSCHE BANK SECURITIES INC.,
                              as SOLE LEAD ARRANGER
                          and SOLE BOOK RUNNING MANAGER

                             BANK OF AMERICA, N.A.,
                              as SYNDICATION AGENT

                                       and

                                BANK OF MONTREAL,

                             THE BANK OF NOVA SCOTIA

                                       and

                                ING CAPITAL LLC,
                           as CO-DOCUMENTATION AGENTS

================================================================================
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                                TABLE OF CONTENTS

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                                                                                                                Page
                                                                                                                ----
SECTION 1.        Amount and Terms of Credit......................................................................1

         1.01     Commitments to Extend Loans.....................................................................1
         1.02     Minimum Amount of Each Borrowing................................................................3
         1.03     Notice of Borrowing.............................................................................4
         1.04     Disbursement of Funds...........................................................................5
         1.05     Notes...........................................................................................5
         1.06     Conversions.....................................................................................7
         1.07     Pro Rata Borrowings.............................................................................8
         1.08     Interest........................................................................................8
         1.09     Interest Periods................................................................................9
         1.10     Increased Costs, Illegality, etc...............................................................10
         1.11     Compensation...................................................................................11
         1.12     Lending Offices................................................................................12
         1.13     Requested Designation of other Lending Offices.................................................12
         1.14     Replacement of Lenders.........................................................................12

SECTION 2.        Letters of Credit..............................................................................13

         2.01     Letters of Credit..............................................................................13
         2.02     Maximum Letter of Credit Outstandings; Final Maturities........................................15
         2.03     Letter of Credit Requests; Minimum Stated Amount...............................................15
         2.04     Letter of Credit Participations................................................................16
         2.05     Agreement to Repay Letter of Credit Drawings...................................................17
         2.06     Increased Costs................................................................................18

SECTION 3.        Commitment Commission; Other Fees; Reductions of Commitment....................................19

         3.01     Fees...........................................................................................19
         3.02     Voluntary Termination of Unutilized Commitments................................................20
         3.03     Mandatory Reduction of Commitments.............................................................20

SECTION 4.        Prepayments; Payments; Taxes...................................................................21

         4.01     Voluntary Prepayments..........................................................................21
         4.02     Mandatory Repayments...........................................................................21
         4.03     Method and Place of Payment....................................................................23
         4.04     Net Payments...................................................................................23

SECTION 5.        Conditions Precedent to the Effective Date.....................................................26

         5.01     Execution of Agreement.........................................................................26
         5.02     Opinion of Counsel.............................................................................26
         5.03     Corporate Documents; Proceedings; etc..........................................................26
         5.04     Adverse Change, etc............................................................................26
         5.05     Litigation.....................................................................................27


         5.06     Financial Statements...........................................................................27
         5.07     Subsidiaries Guaranty..........................................................................27
         5.08     Solvency Certificate...........................................................................27
         5.09     Borrowing Base Certificate.....................................................................27
         5.10     Subordination Agreement........................................................................27
         5.11     Property Information...........................................................................27
         5.12     Security Interests.............................................................................27
         5.13     Insurance......................................................................................29
         5.14     Material Leases................................................................................29
         5.15     Fees, etc......................................................................................29

SECTION 6.        Conditions Precedent to All Credit Events......................................................30

         6.01     Effective Date.................................................................................30
         6.02     No Default; Representations and Warranties.....................................................30
         6.03     Notice of Borrowing; Letter of Credit Request..................................................30

SECTION 7.        Representations, Warranties and Agreements.....................................................30

         7.01     Company and Other Status.......................................................................31
         7.02     Company Power and Authority....................................................................31
         7.03     No Violation...................................................................................31
         7.04     Governmental Approvals.........................................................................31
         7.05     Financial Statements; Financial Condition; Undisclosed Liabilities; Projections, etc...........32
         7.06     Litigation.....................................................................................33
         7.07     True and Complete Disclosure...................................................................33
         7.08     Use of Proceeds; Margin Regulations............................................................33
         7.09     Tax Returns and Payments.......................................................................33
         7.10     Subsidiaries...................................................................................34
         7.11     Compliance with Applicable Laws................................................................34
         7.12     Investment Company Act.........................................................................34
         7.13     Public Utility Holding Company Act.............................................................34
         7.14     Status as a REIT...............................................................................34
         7.15     Compliance with ERISA..........................................................................34
         7.16     Environmental Compliance.......................................................................35
         7.17     Patents, Trademarks, etc.......................................................................36
         7.18     No Default.....................................................................................36
         7.19     Licenses, etc..................................................................................36
         7.20     No Burdensome Restrictions.....................................................................37
         7.21     Labor Matters..................................................................................37
         7.22     Insurance......................................................................................37
         7.23     Capitalization.................................................................................37
         7.24     Mortgaged Properties...........................................................................38
         7.25     Sears Tower Memorandum.........................................................................40

SECTION 8.        Affirmative Covenants..........................................................................40

         8.01     Information Covenants..........................................................................40

         8.02     Books, Records, Inspections and Annual Meetings................................................45
         8.03     Maintenance of Property; Insurance; Casualty and Condemnation; Restoration; and Renovations....46
         8.04     Conduct of Business; Co-Borrower; Subsidiary Guarantors........................................46
         8.05     Compliance with Applicable Laws and Authorizations.............................................47
         8.06     Company Existence and Franchises, etc..........................................................47
         8.07     Performance of Obligations.....................................................................47
         8.08     Payment of Taxes...............................................................................47
         8.09     Use of Proceeds................................................................................48
         8.10     End of Fiscal Years; Fiscal Quarters...........................................................48
         8.11     Interest Rate Protection.......................................................................48
         8.12     REIT Requirements..............................................................................48
         8.13     Addition and Release of Mortgaged Properties and Subsidiary Guarantors.........................48
         8.14     Appraisals.....................................................................................51
         8.15     Mortgaged Properties...........................................................................52

SECTION 9.        Negative Covenants.............................................................................54

         9.01     Liens..........................................................................................54
         9.02     Consolidation, Merger, Sale of Assets, etc.....................................................56
         9.03     Dividends......................................................................................57
         9.04     Indebtedness...................................................................................58
         9.05     Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other
                  Agreements; etc................................................................................59
         9.06     Investments....................................................................................59
         9.07     Negative Pledge Clauses; etc...................................................................61
         9.08     Transactions with Affiliates...................................................................61
         9.09     Management Agreements..........................................................................62
         9.10     Consolidated Total Indebtedness as a Percentage of Consolidated Total Asset Value..............62
         9.11     Consolidated Net Worth.........................................................................62
         9.12     Consolidated Interest Coverage Ratio...........................................................62
         9.13     Consolidated Fixed Charge Coverage Ratio.......................................................63
         9.14     Mortgaged Property Coverage Ratio..............................................................63
         9.15     Limitation on Certain Restrictions on Subsidiaries.............................................63
         9.16     Affiliate Debt and Subordination Agreement.....................................................63
         9.17     Sears Tower....................................................................................63
         9.18     Mortgaged Properties...........................................................................64

SECTION 10.       Events of Default..............................................................................65

         10.01    Payments.......................................................................................65
         10.02    Representations, etc...........................................................................65
         10.03    Covenants......................................................................................65
         10.04    Default Under Other Agreements.................................................................65
         10.05    Bankruptcy, etc................................................................................66
         10.06    Judgments......................................................................................66
         10.07    ERISA..........................................................................................66

         10.08    Guaranties, etc................................................................................67
         10.09    Change of Control..............................................................................67
         10.10    Stock Exchange Listing.........................................................................67

SECTION 11.       Definitions....................................................................................68

         11.01    Defined Terms..................................................................................68

SECTION 12.       The Administrative Agent......................................................................101

         12.01    Appointment...................................................................................101
         12.02    Nature of Duties..............................................................................101
         12.03    Lack of Reliance on the Administrative Agent..................................................102
         12.04    Certain Rights of the Administrative Agent....................................................102
         12.05    Reliance......................................................................................102
         12.06    Indemnification...............................................................................102
         12.07    The Administrative Agent in its Individual Capacity...........................................103
         12.08    Holders.......................................................................................103
         12.09    Resignation by the Administrative Agent; Removal of the Administrative Agent..................103

SECTION 13.       Miscellaneous.................................................................................104

         13.01    Payment of Expenses, etc......................................................................104
         13.02    Right of Setoff...............................................................................105
         13.03    Notices.......................................................................................106
         13.04    Benefit of Agreement; Assignments; Participations.............................................107
         13.05    No Waiver; Remedies Cumulative................................................................109
         13.06    Payments Pro Rata.............................................................................110
         13.07    Calculations; Computations....................................................................110
         13.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL........................111
         13.09    Counterparts..................................................................................112
         13.10    Effectiveness.................................................................................112
         13.11    Headings Descriptive..........................................................................113
         13.12    Amendment or Waiver; etc......................................................................113
         13.13    Survival......................................................................................114
         13.14    Domicile of Loans.............................................................................114
         13.15    Register......................................................................................114
         13.16    Confidentiality...............................................................................115
         13.17    Limitation on Additional Amounts, etc.........................................................115
         13.18    No Third Party Beneficiary....................................................................116
         13.19    Waiver of Sovereign Immunity..................................................................116
         13.20    Judgment Currency.............................................................................116
         13.21    Maximum Rate..................................................................................117
         13.22    Temporary Guaranty............................................................................117
         13.23    Agreement Among Signing Lenders...............................................................117

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 18, 2002, among TRIZEC PROPERTIES, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H:

         WHEREAS, the Borrower (formerly known as TrizecHahn (USA) Corporation), TrizecHahn Holdings Ltd., as Temporary Guarantor, the Lenders and the Administrative Agent (formerly known as Bankers Trust Company) entered into that certain Credit Agreement, dated as of December 12, 2001, as modified pursuant to that certain Waiver and Amendment Agreement, dated as of October 22, 2002 (as so modified, the "Existing Agreement"), and certain other documents (the "Existing Credit Documents") in connection therewith;

         WHEREAS, the parties hereto desire to amend and restate the Existing Agreement as set forth herein, and to amend and supplement the Existing Credit Documents in connection therewith;

         WHEREAS, the Mortgaged Property Owners desire to grant liens and security interests on the Initial Mortgaged Properties and certain other Collateral in favor of the Administrative Agent for the benefit of the Lenders to secure the Guaranteed Obligations; and

         WHEREAS, the making of the Loans and the issuance of Letters of Credit contemplated by this Agreement are of substantial benefit to the Credit Parties.

         NOW, THEREFORE, IT IS AGREED:

         SECTION 1.  Amount and Terms of Credit.

         1.01 Commitments to Extend Loans. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be made and maintained in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Rate Loans, provided that, except as otherwise specifically provided in Section 1.10 (b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the sum of (x) the aggregate principal amount of all other Revolving Loans made by such Lender and then outstanding and (y) the product of (A) such Lender's Percentage and (B) the sum of (1) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time and (2) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding, equals the Commitment of such Lender at such time, and (v) shall not exceed for all of the Lenders at any time outstanding either (x) that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding equals the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) or (y) that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are paid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding, equals the Total Commitment at such time.

         (b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained in Dollars and as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed at any time outstanding either (x) that aggregate principal amount which, when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Swingline Loans) at such time equals the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) or (y) that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Swingline Loans) at such time and
(II) the aggregate principal amount of all Revolving Loans then outstanding, equals the Total Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), (x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (I) of rescission of all such notices from the party or parties originally delivering such notice or (II) of the waiver of such Default or Event of Default by the Required Lenders.

         (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each Lender's Percentage (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans (although, unless a Default or an Event of Default then exists, the Swingline Lender will not exercise such right with respect to any outstanding Swingline Loans prior to the fourth Business Day after the date that such Swingline Loan was made or if the Administrative Agent has theretofore received a Notice of Borrowing the proceeds of which Borrowing will be used to repay such outstanding Swingline Loans on or prior to the date on which such Swingline Loans are due). Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in
Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Commitment or Borrowing Base Amount at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section
10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation so purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

         1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans and Swingline Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eight Borrowings of Eurodollar Rate Loans in the aggregate (or such greater number as may be acceptable to the Administrative Agent).

         1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Revolving Loans hereunder, it shall give the Administrative Agent at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Rate Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether such Revolving Loans are to be incurred as Base Rate Loans or Eurodollar Rate Loans and, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto, (iv) the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) and (v) the sum of (I) the aggregate principal amount of all Loans outstanding at such time (after giving effect to the proposed Borrowing) and (II) the aggregate amount of all Letter of Credit Outstandings at such time. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

         (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be in the form of a Notice of Borrowing (appropriately completely) and shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day),
(B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing, (C) the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) and (D) the sum of (I) the aggregate principal amount of all Loans outstanding at such time (after giving effect to the proposed Borrowing) and (II) the aggregate amount of all Letter of Credit Outstandings at such time.

         (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

         (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder of any Borrowing or prepayment of Loans or any revocation of any Letter of Credit Request, the Administrative Agent, the Swingline Lender or the applicable Issuing Lender, as the case may be, may act without liability upon the basis of telephonic notice of Borrowing, prepayment or revocation, as the case may be, believed by the Administrative Agent, the Swingline Lender or the applicable Issuing Lender, as the case may be, in good faith to be from the chairman of the board, the chief executive officer, the president or a Senior Financial Officer of the Borrower, or from any other authorized officer of the Borrower designated in writing by any of the foregoing officers of the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, the Swingline Lender's or the applicable Issuing Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans or such revocation of a Letter of Credit Request, as the case may be, absent manifest error.

         1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(c), each Lender will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or, in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and, except for Revolving Loans made pursuant to a Mandatory Borrowing, the Administrative Agent will make available to the Borrower at the Payment Office, the aggregate of the amounts so made available by the Lenders to the extent of funds actually received by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall pay such corresponding amount to the Administrative Agent one Business Day after the Administrative Agent's demand therefor. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter, and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

         1.05 Notes. (a) Subject to the provisions of Section 1.05(e), the Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender which is a party to the Existing Agreement are and shall continue to be evidenced by the notes (each an "Existing Note" and collectively, the "Existing Notes") executed and delivered by the Borrower to such Lender pursuant to the Existing Agreement and the Loans made by any other Lender shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note"). The Borrower hereby reaffirms its obligations under the Existing Notes and the parties agree that (i) the Existing Notes shall constitute Revolving Notes and Swingline Notes, as applicable, for all purposes hereunder and under the other Credit Documents, (ii) anything in the Existing Notes to the contrary notwithstanding, interest thereon shall be paid at the rates and at the times provided in Section 1.08 and (iii) the Existing Notes shall be entitled to the benefits of this Agreement and the other Credit Documents and secured by the Security Documents. Notwithstanding the foregoing, the Borrower shall execute and deliver a Note in replacement of an Existing Note to any Lender which requests the same.

         (b) The Revolving Note issued to each Lender shall (i) be executed by the Borrower (or if the Co-Borrower is formed in accordance with Section 8.04(b), by the Borrower and Co-Borrower on a joint and several basis in accordance with Section 1.05(f)), (ii) be payable to such Lender or its registered assigns and be dated the date of issuance, (iii) be in a stated principal amount equal to the Commitment of such Lender (or if issued after the termination thereof, be in a stated principal amount equal to the outstanding principal amount of the Revolving Loans of such Lender on the date of the issuance thereof) and be payable in Dollars in the principal amount of Revolving Loans evidenced thereby from time to time, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents and secured by the Security Documents.

         (c) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower (or if the Co-Borrower is formed in accordance with Section 8.04(b), by the Borrower and the Co-Borrower on a joint and several basis in accordance with Section 1.05(f)), (ii) be payable to the order of the Swingline Lender and be dated the date of issuance, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in Dollars in the principal amount of Swingline Loans evidenced thereby from time to time,
(iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents and secured by the Security Documents.

         (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

         (e) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time (or from time to time) specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the guaranty therefor provided pursuant to the Subsidiaries Guaranty. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (d) of this Section 1.05. At any time when any Lender requests the delivery of a Note to evidence its outstanding Loans and Commitment (if any), the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

         (f) In the event that the Borrower forms the Co-Borrower in accordance with Section 8.04(b), at such time (i) the Borrower shall cause the Co-Borrower to execute and deliver the Joinder Agreement in the form of Exhibit C (the "Joinder Agreement") pursuant to which the Co-Borrower shall become a Credit Party party to this Agreement and certain of the other Credit Documents, and (ii) the Borrower shall, and shall cause the Co-Borrower to, execute and deliver to the Administrative Agent (x) a Note in replacement of each Note then outstanding to evidence the joint and several liability of the Borrower and the Co-Borrower for the indebtedness evidenced thereby, and (y) all relevant officers' certificates, resolutions, opinions of counsel and other documentation of the type described in Sections 5.02 and 5.03 as the Co-Borrower would have had to deliver if it were a Credit Party party to this Agreement on the Effective Date and as otherwise may be reasonably requested by the Administrative Agent.

         1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring after the Effective Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Rate Loans shall reduce the outstanding principal amount of such Eurodollar Rate Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise specifically agree, Base Rate Loans may only be converted into Eurodollar Rate Loans if no Specified Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Rate Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation"), in the form of Exhibit D, appropriately completed to specify the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion. Swingline Loans may not be converted pursuant to this Section 1.06.

         1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans made pursuant to Section 1.01(a) shall be incurred from the Lenders pro rata on the basis of their Commitments. All Mandatory Borrowings made pursuant to Section 1.01(c) shall be made by the Lenders pro rata on the basis of their Percentages. All Borrowings of Revolving Loans pursuant to Sections 1.06 and 1.08 shall be made on the basis that the various Lenders will have a share of each Borrowing which is the same percentage as a fraction the numerator of which is the outstanding principal amount of Revolving Loans of such Lender and the denominator of which is the aggregate principal amount of outstanding Revolving Loans of all Lenders. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

         1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration or otherwise) and (y) the conversion of such Base Rate Loan to a Eurodollar Rate Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate plus the relevant Applicable Margin each as in effect from time to time.

         (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration or otherwise) and (y) the conversion of such Eurodollar Rate Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin as in effect from time to time during such Interest Period.

         (c) Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default, all outstanding Loans shall bear interest at a rate per annum equal to the greater of (x) the rate then borne by such Loans and (y) the sum of the Base Rate as in effect from time to time plus 4.5%, and (ii) to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the sum of the Base Rate as in effect from time to time plus 4.5%.

         (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period to be applicable to Eurodollar Rate Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Rate Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Rate Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, a one, two or three month interest period or, if consented to by the Administrative Agent and otherwise available to all of the Lenders, a period of less than one month (each an "Interest Period") applicable to such Eurodollar Rate Loan, provided that:

                  (i) all Eurodollar Rate Loans comprising a single Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Borrowing of Eurodollar Rate Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Rate Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period for a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) unless the Required Lenders otherwise specifically agree, no Interest Period may be selected at any time when a Specified Default or an Event of Default is then in existence; and

                  (vi) no Interest Period in respect of any Borrowing of Eurodollar Rate Loans shall be selected which extends beyond the Maturity Date.

                  If by 12:00 Noon (New York time) on the third Business Day preceding the expiration of any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, (x) the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Rate Loans as provided above, the Borrower shall be deemed to have elected to continue such Eurodollar Rate Loans as a new Borrowing of Eurodollar Rate Loans having an Interest Period of one month, or (y) the Borrower is not permitted to elect a new Interest Period to be applicable to such Eurodollar Rate Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans. Each deemed election under this paragraph shall be effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change arising after the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits or franchise taxes based on net income of such Lender pursuant to the laws of the country in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements (except to the extent included in the computation of the Eurodollar Rate) or any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its applicable lending office) and/or (y) other circumstances since the Effective Date affecting the applicable interbank market or the position of such Lender and lenders generally in such market; or

                  (iii) at any time after the date of this Agreement, that the making or continuance of any Eurodollar Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or any Notice of Conversion/Continuation given by the Borrower with respect to such Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Lender, within 10 days of its written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in good faith shall reasonably determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and, in the case of a Eurodollar Rate Loan affected by the circumstances described in
Section 1.10(a)(iii), shall) either (x) if the affected Eurodollar Rate Loan then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Rate Loan is then outstanding, upon at least two Business Days' written notice to the Administrative Agent, require the affected Lender in the case of a Eurodollar Rate Loan, to convert such Eurodollar Rate Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time as described above in this clause (b), then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

         (c) If at any time after the Effective Date any Lender determines that the introduction of or any change (which introduction or change shall have occurred after the Effective Date) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitment hereunder or its obligations hereunder, then the Borrower agrees to pay, subject to the provisions of Section
13.17 (to the extent applicable), to such Lender, within 10 days of its written request therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

         1.11 Compensation. The Borrower shall, subject to the provisions of
Section 13.17 (to the extent applicable), compensate each Lender, within 10 days of its written request

(which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Rate Loans, but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans does not occur on a date specified therefor in the Notice of Borrowing, or a Notice of Conversion/Continuation (whether or not withdrawn or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any Eurodollar Rate Loans occurs on a date which is not the last day of an Interest Period or maturity date with respect thereto, as the case may be; (iii) if any prepayment of any Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any election made pursuant to Section 1.10(b).

         1.12 Lending Offices. Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the Loans made by such Lender hereunder; provided that, for designations made after the Effective Date, to the extent such designation shall result in increased costs under
Section 1.10, 2.06 or 4.04 in excess of those which would be charged in the absence of such designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

         1.13 Requested Designation of other Lending Offices. Each Lender agrees that on the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

         1.14 Replacement of Lenders. (a) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Specified Default or Event of Default then exists (or, in the case of the preceding clause (z), no Specified Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), and each of whom shall be required to be reasonably acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 1.14, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment and all outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and
(III) all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) each Issuing Lender an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's Percentage of any Mandatory Borrowings to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause
(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

         SECTION  2. Letters of Credit.

         2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 60th day prior to the Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been reasonably approved by such Issuing Lender and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its

Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been reasonably approved by such Issuing Lender (each such letter of credit issued pursuant to this Section 2.01, a "Letter of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only; it being understood, however, that the Borrower may by written notice (including facsimile transmission) made to the Administrative Agent and the respective Issuing Lender as part of the respective Letter of Credit Request, or subsequent to such Letter of Credit Request so long as such request is made at least five Business Days' (or such shorter period as is acceptable to such Issuing Lender) prior to the date requested for the issuance of such Letter of Credit, require that any sight draft drawing all or any portion of such Letter of Credit be accompanied by additional documents or certifications, which notice shall specify a precise description of the documents and the verbatim text of any certificates to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require the Issuing Lender to make a payment under such Letter of Credit, although the respective Issuing Lender may, in its reasonable judgment, require changes in any such documents and certificates to conform with changes in customary and commercially reasonable practice or law.

         (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 60th day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

                  (ii) such Issuing Lender shall have received notice from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of
         Section 2.03(b).

                  (iii) Each Issuing Lender (unless the Issuing Lender is the Administrative Agent) agrees to provide to the Administrative Agent by facsimile promptly on the first Business Day of each week the daily aggregate Stated Amount of all Letters of Credit issued by such Issuing Lender and outstanding during the immediately preceding week.

         2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed any of (x) $50,000,000, (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) or (z) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Commitment at such time, (ii) each standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the fifth Business Day prior to the Maturity Date, on terms acceptable to such Issuing Lender) and (y) five Business Days prior to the Maturity Date, and (iii) each trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 180 days after the date of the issuance thereof and (y) 15 days prior to the Maturity Date.

         2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile transmission). Each notice shall be in the form of Exhibit E (each a "Letter of Credit Request"). Each such Letter of Credit Request may be revoked telephonically by the Borrower to the applicable Issuing Lender and the Administrative Agent any time prior to the date of issuance of the Letter of Credit by the applicable Issuing Lender, which revocation shall be immediately confirmed in writing by the Borrower to such Issuing Lender and the Administrative Agent by facsimile.

         (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the respective Issuing Lender has received notice from the Borrower or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon its issuance of or amendment to any Letter of Credit, the respective Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of the issued Letter of Credit or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into an arrangement satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings.

         (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender.

         2.04 Letter of Credit Participations. (a) Immediately upon the issuance by each Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Percentages of the Lenders pursuant to Section
1.14 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Lender, as the case may be.

         (b) In determining whether to pay under any Letter of Credit issued by it, no Issuing Lender shall have an obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

         (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and, except as provided in the proviso of the immediately succeeding sentence, each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds; provided, however, that no Participant shall be obligated to pay to the respective Issuing Lender its Percentage of such unreimbursed amount for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the respective Issuing Lender its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's Percentage of any such payment.

                  (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise provided in the proviso to the second sentence of Section 2.04(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Lender, any Participant or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)      the occurrence of any Default or Event of Default.

                  2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in Dollars and in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the

Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section
10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the sum of the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans plus the Base Rate each as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the sum of the Base Rate as in effect from time to time plus 4.5%, in each such case, with interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

         (b) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing or payment under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the respective Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

         2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority, central bank or comparable agency (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or
(ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement as it pertains to Letters of Credit or their issuance thereof or participation therein; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any

Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits or franchise taxes based on net income of such Issuing Lender or such Participant pursuant to the laws of the country in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 10 days of the delivery of the certificate referred to below to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Each Issuing Lender or Participant, upon determining that any additional amounts will be payable to it pursuant to this
Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

         SECTION 3.        Commitment Commission; Other Fees; Reductions of
Commitment.

         3.01 Fees. (a) For each day during the period from the Effective Date to but excluding the Maturity Date (or such earlier date on which the Total Commitment has been terminated) the Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the "Commitment Commission") computed at a rate per annum for each such day equal to the then Applicable Commitment Commission Percentage on the daily average of the Unutilized Commitment of such Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date (or on such earlier date on which the Total Commitment shall have been terminated).

         (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender's respective Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Revolving Loans maintained as Eurodollar Rate Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

         (c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Lender hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of the Facing Fee payable in any 12 month period for each Letter of Credit shall be $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

         (d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

         (e) The Borrower agrees to pay such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

         3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days' prior notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment in whole, or reduce it in part, pursuant to this Section 3.02(a), in an integral multiple of $5,000,000 in the case of partial reductions to the Total Unutilized Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

         (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate the entire Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement for periods when such Lender was a "Lender" under this Agreement (including, without limitation, Sections 1.10, 1.11, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender.

         3.03 Mandatory Reduction of Commitments. The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the earliest of (i) the date on which a Change of Control occurs, (ii) the date upon which the Borrower (or the Co-Borrower if formed) enters into any transaction of merger or consolidation, other than any merger or consolidation permitted by Section 9.02(a), and (iii) the Maturity Date.

         SECTION 4.      Prepayments; Payments; Taxes.

         4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) in the case of Base Rate Loans, at least one Business Day's prior written notice (or same day notice in the case of a prepayment of Swingline Loans) (or telephonic notice promptly confirmed in writing) of its intent to prepay such Base Rate Loans and (y) in the case of Eurodollar Rate Loans, at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Eurodollar Rate Loans, the principal amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Rate Loans were made, which notice the Administrative Agent shall promptly transmit to each of the Lenders, (ii) each prepayment of Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000, provided that if any partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Rate Loans and any election of an Interest Period with respect thereto given by the Borrower, shall have no force or effect, (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, and (iv) each prepayment of Eurodollar Rate Loans made pursuant to this Section 4.01 on a day which is not the last day of an Interest Period applicable thereto shall be accompanied by the payment of all amounts owing in connection therewith pursuant to Section 1.11.

         (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Lender under this Agreement (including under Section 1.11) in accordance with said Section 13.12(b) so long as (A) the Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained.

         4.02 Mandatory Repayments. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans, (II) the aggregate outstanding principal amount of all Swingline Loans and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full (or if no Swingline Loans are outstanding), Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of all Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to each Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

         (b)(i) If on any day (A) the sum of (I) the aggregate outstanding principal amount of all Revolving Loans, (II) the aggregate outstanding principal amount of all Swingline Loans and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Borrowing Base Amount at such time (based on the Borrowing Base Certificate last delivered or then being delivered) (such excess, the "Borrowing Base Amount Deficiency") or (B) a Default exists under Section 9.14 (such Default, a "Section 9.14 Default"), the Borrower shall, within 10 days thereafter (or on such day to the extent required by Section 8.13), either (x) prepay outstanding Loans and/or cash collateralize outstanding Letters of Credit in the order provided in clause (b)(ii) below in an amount sufficient to eliminate such Borrowing Base Amount Deficiency or to cure such
Section 9.14 Default, as applicable, (y) add one or more Mortgaged Properties to the Borrowing Base in accordance with the procedures set forth in this Agreement which would have the effect (i) in the case of a Borrowing Base Amount Deficiency, of increasing the Borrowing Base Value in an aggregate amount sufficient to eliminate such Borrowing Base Amount Deficiency or (ii) in the case of a Section 9.14 Default, of increasing the Mortgaged Property NOI in an amount sufficient to cure such Section 9.14 Default or (z) effect a combination of the actions described in preceding clauses (x) and (y) so as to eliminate such Borrowing Base Amount Deficiency or Section 9.14 Default, as applicable (it being understood that, if any Default or Event of Default then exists (other than, in the case of Section 4.02(b)(i)(A) the Default resulting from the Borrowing Base Amount Deficiency in question, and in the case of Section 4.02(b)(i)(B) the Section 9.14 Default in question), the Borrower shall be required to take the actions described in preceding clause (x)).

         (ii) To the extent that the Borrower elects (or is required) to prepay outstanding Loans and/or cash collateralize outstanding Letters of Credit to eliminate any Borrowing Base Amount Deficiency or to cure any Section 9.14 Default as provided in clause (b)(i) above, the Borrower shall (1) first, prepay principal of outstanding Swingline Loans, (2) second, after all Swingline Loans have been repaid in full (or if no Swingline Loans are outstanding), prepay principal of outstanding Revolving Loans and (3) third, pay to the Administrative Agent at the Payment Office cash and/or Cash Equivalents and with such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to each Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

(c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Loans (other than Swingline Loans) shall be repaid in full on the Maturity Date, (ii) all then outstanding Loans shall be repaid in full on the date on which (x) the Borrower (or the Co-Borrower if formed) enters into any transaction of merger or consolidation (other than any merger or consolidation permitted by Section 9.02(a)) or (y) a Change of Control occurs, (iii) each Borrowing of Swingline Loans shall be repaid in full within five Business Days after the date of Borrowing thereof and (iv) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

         (d) With respect to each repayment of Loans required by Sections 4.02(a) and (b), the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which such Revolving Loans were made, provided that: (i) repayments of Eurodollar Rate Loans pursuant to this Section
4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Rate Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Rate Loans constituting a single Borrowing shall reduce the outstanding Eurodollar Rate Loans constituting such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans unless such Borrowing, together with any other Revolving Loans maintained as Base Rate Loans (or portion thereof) or Eurodollar Rate Loans converted or continued on the same date to Eurodollar Rate Loans with the same Interest Period as the Interest Period to which such Borrowing is then being continued, exceeds such Minimum Borrowing Amount; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

         4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 1:00 P.M. (New York time)) like funds relating to the payment of principal or interest ratably to the Lenders entitled thereto. Any payments under this Agreement or under any Note which are made later than 1:00 P.M. (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

         4.04 Net Payments. (a) All payments made by the Borrower hereunder of under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits or franchise taxes based on net income of a Lender pursuant to the laws of the country in which it is organized or the country in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees, subject to
Section 13.17 (to the extent applicable), to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower hereby agrees to reimburse each Lender, within 10 days of the written request of such Lender, for taxes imposed on or measured by the net income and net profits and franchise taxes imposed on net income of such Lender pursuant to the laws of the country in which it is organized or the country in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such country in which it is organized or the country in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. If the Borrower pays any additional amount under this
Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this
Section 4.04(a) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; and (iii) nothing in this Section 4.04(a) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, such Lender's tax returns). The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender within 10 days of its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

         (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.14, 1.15 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a

"bank" (within the meaning of Section 881(c)(3)(A) of the Code) and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made by the Borrower under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, whenever a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments by the Borrower under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes (but, in the case of any amount withheld or deducted by the government of the United States or a political subdivision thereof, only if such Lender has provided the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) required to be provided pursuant to the foregoing provisions of this Section 4.04(b), if entitled to a reduced rate of withholding or deduction, and in such event, the payment (whether as an additional amount or under the indemnity) shall only be for the amount in excess of such reduced rate of withholding or deduction).

         SECTION 5. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:

         5.01 Execution of Agreement. On or prior to the Effective Date, this Agreement shall have been executed and delivered as provided in Section 13.10.

         5.02 Opinion of Counsel. On the Effective Date, the Administrative Agent shall have received from Piper Rudnick LLP, counsel to the Credit Parties, an opinion covering the matters set forth in Exhibit G-1, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date.

         5.03 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received certificates from each Credit Party, dated the Effective Date, signed by the president, any vice-president or a Senior Financial Officer of such Credit Party or its general partner or managing member, as the case may be, and attested to by the secretary or any assistant secretary of such Credit Party or its general partner or managing member, as the case may be, in the form of Exhibit H with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and all of the foregoing shall be reasonably acceptable to the Administrative Agent.

         (b) All Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

         5.04 Adverse Change, etc. (a) On or prior to the Effective Date, nothing shall have occurred since September 30, 2002 (and neither the Administrative Agent nor the Lenders shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

         (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohi-biting or imposing materially adverse conditions upon the transactions contemplated by the Credit Documents.

         5.05 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Credit Document or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, or which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

         5.06 Financial Statements. On or prior to the Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements referred to in Section 7.05(a), which historical financial statements shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

         5.07 Subsidiaries Guaranty. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an Amendment to the Existing Subsidiaries Guaranty in the form of Exhibit I-2 (as so amended and as otherwise amended, modified or supplemented from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

         5.08 Solvency Certificate. On the Effective Date, the Borrower shall have delivered to the Administrative Agent a solvency certificate from a Senior Financial Officer of the Borrower in the form of Exhibit J.

         5.09 Borrowing Base Certificate. On the Effective Date, the Administrative Agent shall have received a Borrowing Base Certificate meeting the requirements of Section 8.01(j).

         5.10 Subordination Agreement. On the Effective Date, each Credit Party and each obligee in respect of any Affiliate Debt shall have duly authorized, executed and delivered an Amendment to the Existing Subordination Agreement in the form of Exhibit K-2 (as so amended and as otherwise amended, modified or supplemented from time to time, the "Subordination Agreement"), and the Subordination Agreement shall be in full force and effect.

         5.11 Property Information. On or prior to the Effective Date, the Borrower shall have delivered to the Administrative Agent the Property Information for each Initial Mortgaged Property, all of which Property Information shall be current in all material respects as of the Effective Date.

         5.12 Security Interests. On or prior to the Effective Date, the Borrower shall have taken or caused to be taken all such actions as may be necessary or reasonably requested by the Administrative Agent to give the Administrative Agent a valid, enforceable and perfected first priority Lien on the Initial Mortgaged Properties and the other Collateral. Such actions shall include the following:

         (a) the delivery to the Administrative Agent of fully executed and acknowledged counterparts of the Mortgage, the Assignment of Rents and Leases, the Security Agreement, the

Environmental Indemnity and all other Security Documents with respect to each of the Initial Mortgaged Properties and the other Collateral, and the delivery of evidence satisfactory to the Administrative Agent that counterparts of the Mortgage, the Assignment of Rents and Leases and all other documents as the Administrative Agent reasonably desires to have recorded have been or will be recorded in all jurisdictions necessary or desirable (in the reasonable judgment of the Administrative Agent) to create and maintain (i) valid and enforceable first priority Liens on the fee simple and/or ground leasehold interests of the Mortgaged Property Owners in the Initial Mortgaged Properties in favor of the Administrative Agent on behalf of the Lenders, (ii) valid and enforceable first priority Liens on all of the Rents and Leases with respect to the Initial Mortgaged Properties in favor of the Administrative Agent on behalf of the Lenders, (iii) valid and enforceable first priority Liens in all fixtures at the Initial Mortgaged Properties in favor of the Administrative Agent on behalf of the Lenders, as secured party, and (iv) valid and enforceable first priority liens on and security interests in all other items of Collateral in favor of the Administrative Agent on behalf of the Lenders;

         (b) (i) the delivery to the Administrative Agent for filing or recording pursuant to the Security Documents of financing statements under the UCC (or any equivalent or similar legislation) and any other documents required to be filed or recorded by Applicable Laws, satisfactory in form and substance to the Administrative Agent, in all jurisdictions as may be necessary or desirable (in the Administrative Agent's reasonable judgment) to effectively create, perfect and maintain the liens on and security interests in the Collateral created by the Security Documents and (ii) the delivery of evidence that such financing statements or other documents have been or will be filed or recorded in all jurisdictions necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, perfect and maintain valid and enforceable first priority Liens on the Collateral in favor of the Administrative Agent on behalf of the Lenders;

         (c) the delivery to the Administrative Agent of a Title Policy insuring fee simple and/or ground leasehold title to each of the Initial Mortgaged Properties vested in a Subsidiary Guarantor and insuring the first priority of the Lien of the Mortgage thereon in an amount reasonably required by the Administrative Agent for each Initial Mortgaged Property, but in any event in an amount for each Initial Mortgaged Property sufficient to avoid any co-insurance of title losses, in each case subject only to Permitted Encumbrances and such other title exceptions as are satisfactory to the Administrative Agent. Such Title Policies shall be reinsured with title insurance companies reasonably acceptable to the Administrative Agent in amounts as required by the Administrative Agent and subject to facultative reinsurance agreements in form satisfactory to the Administrative Agent. Such Title Policies shall also contain such endorsements and affirmative insurance provisions as the Administrative Agent may reasonably require to the extent the same are available in the applicable jurisdictions. In addition, the Borrower shall have paid to the Title Company all expenses and premiums of the Title Company in connection with the issuance of such Title Policies and shall have paid, either directly or through the Title Company, any recording and stamp taxes (including mortgage recording, intangible and similar taxes) payable in connection with recording counterparts of the Mortgage and the Assignment of Rents and Leases with respect to each of the Initial Mortgaged Properties in the appropriate recorder's offices or otherwise payable in connection with any Loans hereunder;

         (d) the delivery to the Title Company (with copies to the Administrative Agent) of such certificates and affidavits as the Title Company may require in connection with the issuance of the Title Policies;

         (e) the delivery to the Administrative Agent and the Title Company of a Survey with respect to each of the Initial Mortgaged Properties, each of which Surveys shall be in form and substance reasonably satisfactory to the Administrative Agent;

         (f) if a title insurance zoning endorsement is not included in the Title Policy for any Initial Mortgaged Property, the delivery to the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that all improvements on such Initial Mortgaged Property are in material compliance with the certificate of occupancy (or equivalent permit or approval) for such Initial Mortgaged Property;

         (g) the delivery to the Administrative Agent of an opinion of counsel to the Credit Parties in each jurisdiction in which an Initial Mortgaged Property is located covering the matters set forth in Exhibit G-2 and such other matters as may have been reasonably requested by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent, as agent for each of the Lenders, and dated the Effective Date; and

         (h) the delivery to the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that all other filings, recordings and other actions the Administrative Agent deems necessary or advisable to establish, perfect and preserve the first priority Liens granted to the Administrative Agent for the benefit of the Lenders in the Collateral, shall have been made.

         5.13 Insurance. On or prior to the Effective Date, the Borrower shall have delivered to the Administrative Agent (i) duplicate originals or true and complete copies of each policy or other evidence of insurance required by
Schedule 7.22 attached to this Agreement evidencing (a) the issuance of each such policy, (b) the payment of any premium currently due therefor and (c) coverage which meets all of the requirements set forth therein; and (ii) a certificate of the Borrower, signed by the president, any vice-president or a Senior Financial Officer of the Borrower, dated the Effective Date, to the effect that all of the insurance coverage required to be maintained by the Borrower and its Subsidiaries under Section 7.22 is in full force and effect and that all premiums currently due therefor have been paid.

         5.14 Material Leases. On or prior to the Effective Date, the Borrower shall have delivered to the Administrative Agent a certified copy of each of the Material Leases with respect to each Initial Mortgaged Property, and each of such Material Leases shall be in full force and effect.

         5.15 Fees, etc. On the Effective Date, the Borrower shall have paid to the Administrative Agent and each Lender all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent and such Lender to the extent then due.

         The occurrence of the Effective Date shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all conditions specified in this Section 5 exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

         SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Effective Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Effective Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

         6.01     Effective Date. The Effective Date shall have occurred.

         6.02 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         6.03 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

         (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                  The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all conditions specified in this Section 6 exist as of that time.

         SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of the Effective Date and each Credit Event on or after the Effective Date deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         7.01 Company and Other Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for failures to be so qualified and, in the case of Persons other than a Credit Party, for failures to be so organized, existing or in good standing, which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.02 Company Power and Authority. Each Credit Party has the requisite Company power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor the occurrence of any Credit Event, nor compliance by such Credit Party with the terms and provisions relating thereto, (i) will contravene any provision of any Applicable Laws or Property Agreements, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement (other than the Security Documents), or any other material agreement, contract or instrument, to which such Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or other organizational documents) of such Credit Party.

         7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (x) as have been obtained or made on or prior to the Effective Date or (y) in the case of any Person which becomes a Credit Party after the Effective Date, as have been obtained or made on or prior to the date on which such Person became a Credit Party), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

         7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections, etc. (a) The consolidated balance sheets of the Borrower for the fiscal year ended on December 31, 2001 and for the nine-month period ended on September 30, 2002, and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower for the fiscal year or nine-month period ended on such dates, as the case may be, copies of which have been furnished to the Administrative Agent and the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower at the date of such balance sheets and the consolidated results of the operations of the Borrower for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP. Since September 30, 2002, there has been no change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower or any of its Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect.

         (b) On and as of the Effective Date, after giving effect to the transactions contemplated in this Agreement and to all Indebtedness (including the Loans and the Subsidiaries Guaranty) being incurred or assumed by any Credit Party, (a) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries taken as a whole and of the Borrower on a stand-alone basis will exceed their respective debts; (b) the Borrower and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis have (or has) not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) the Borrower and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) Except (i) as disclosed in the financial statements referred to in Section 7.05(a), (ii) for liabilities arising in the ordinary course of business since September 30, 2002 and (iii) any liabilities under this Agreement and the other Credit Documents, there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any Subsidiary of the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements referred to in Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (d) On and as of the Effective Date, the Projections previously delivered to the Administrative Agent and the Lenders were prepared in good faith based upon reasonable assumptions by management of the Borrower and reflect the Borrower's actual expectations for its operations and performance for the periods covered by the Projections. On the Effective Date, the Borrower believed that the Projections were reasonable and attainable.

         7.06 Litigation. (a) There are no actions, suits or proceedings (including, without limitation, any Environment Claims) pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or the transactions contemplated thereby or (ii) that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         (b) There are no final nonappealable judgments or decrees in an aggregate amount of $25,000,000 or more entered by a court or courts of competent jurisdiction against any Credit Party (other than any judgment as to which, and only to the extent, a reputable and solvent insurance company has acknowledged coverage of such claim in writing or which have been paid).

         7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents and the Property Information with respect to each Mortgaged Property) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by knowingly omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans will be used for the general corporate purposes of the Borrower and its Subsidiaries (including, but not limited to, making Investments and paying Dividends as, and to the extent, permitted by this Agreement); provided, however, proceeds of Swingline Loans may not be used to repay any then outstanding Swingline Loans.

         (b) Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. At the time of each Credit Event occurring on or after the Effective Date, not more than 25% of the value of either (x) the Restricted Property taken as a whole or (y) the assets of the Borrower and its Subsidiaries taken as a whole will constitute Margin Stock.

         7.09 Tax Returns and Payments. The Borrower and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all Federal and all material state, local, foreign and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The Returns accurately reflect all liability for taxes of each Credit Party and each of its Subsidiaries for the periods covered thereby except for any such taxes that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries have paid all material taxes payable by them other than taxes contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to any Credit Party or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effective.

         7.10 Subsidiaries. Schedule 7.10 sets forth, as of the Effective Date, (a) on Part A thereof, each Subsidiary (other than an immaterial Subsidiary) of the Borrower (showing the direct and indirect ownership interests therein), and (b) on Part B thereof, each Subsidiary Guarantor (showing the direct and indirect ownership interests therein and the Mortgaged Properties owned by such Subsidiary Guarantor).

         7.11 Compliance with Applicable Laws. The Borrower and each of its Subsidiaries is in compliance with all Applicable Laws in respect of the conduct of its business and the ownership of its property (including, without limitation, all building and zoning ordinances and codes), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.12 Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

         7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary thereof is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7.14 Status as a REIT. The Borrower is organized in conformity with the requirements for qualification as a real estate investment trust under the Code. The Borrower will meet all of the requirements for qualification as a real estate investment trust under the Code for its taxable year ending December 31, 2002 and will elect to be treated as such for such taxable year. The Borrower is or will be in a position to qualify as a real estate investment trust under the Code for each taxable year thereafter and its proposed methods of operation will enable it to so qualify.

         7.15 Compliance with ERISA. (a) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA; all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made; no member of the ERISA Group has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or, to the knowledge of the Borrower, expects to incur any such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; no condition exists which presents a material risk to any member of the ERISA Group of incurring a liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the knowledge of the Borrower, is expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the ERISA Group to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not result in a liability; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of any member of the ERISA Group has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and
Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of any member of the ERISA Group exists or, to the knowledge of the Borrower, is likely to arise on account of any Plan or Multiemployer Plan; and no member of the ERISA Group maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to be material.

         (b) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required to be made with respect to a Foreign Pension Plan have been timely made; no member of the ERISA Group has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or, alternatively, each of the Credit Parties has established adequate reserves for the present value of such accrued benefit liabilities, determined as described herein, in the financial statements referred to in
Section 7.05(a) hereof.

         7.16 Environmental Compliance. (a) (i) There are in effect all Environmental Approvals which are required to be obtained under all Environmental Laws with respect to the business and properties of the Borrower and its Subsidiaries, except for such Environmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and
(ii) the Borrower and each of its Subsidiaries is in compliance with the terms and conditions of all such Environmental Approvals, and is also in compliance with all other Environmental Laws or any order, decree, judgment or injunction issued, entered or approved thereunder, except to the extent failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

         (b) (i) there are no Environmental Claims pending or threatened by any Governmental Authority with respect to any failure or alleged failure by the Borrower or any of its Subsidiaries to have any Environmental Approval required in connection with the conduct of the business of, or properties owned, leased or operated (currently or in the past) by, the Borrower or any of its Subsidiaries, or with respect to any generation, treatment, storage, recycling, transportation, Release or disposal of any Hazardous Material generated by the Borrower or any of its Subsidiaries, in each case to the extent that such Environmental Claims, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

         (ii) no Hazardous Material has been Released by the Borrower or any of its Subsidiaries at any property owned, leased or operated (currently or in the past) by the Borrower or any of its Subsidiaries, in each case to the extent that such Releases, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

         (iii) no friable asbestos is present at any of the properties owned, leased or operated by the Borrower or any of its Subsidiaries to the extent that such presence of asbestos, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

         (iv) there are no underground storage tanks for Hazardous Material at any properties currently owned, leased or operated by the Borrower or any of its Subsidiaries to the extent that such tanks, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

         (v) there are no other facts, circumstances or conditions relating to environmental matters of the Borrower or any of its Subsidiaries, their operations or their currently owned, leased or operated properties which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         7.17 Patents, Trademarks, etc. The Borrower and each of its Subsidiaries has obtained and holds in full force and effect all patents, trademarks, service marks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the absence or impairment of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         7.18 No Default. No Default or Event of Default is in existence. Neither the Borrower nor any of its Subsidiaries is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         7.19 Licenses, etc. The Borrower and each of its Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         7.20 No Burdensome Restrictions. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         7.21 Labor Matters. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, before the National Labor Relations Board (or any foreign equivalent thereof), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         7.22 Insurance. (a) The Borrower and each of its Subsidiaries maintains insurance in respect of all Real Estate Assets and other Property (other than the Mortgaged Properties) owned, leased or operated by it, in accordance with the requirements set forth in Part A of Schedule 7.22.

         (b) The Borrower and the Mortgaged Property Owners maintain insurance with respect to the Mortgaged Properties in accordance with the requirements set forth in Part B of Schedule 7.22.

         (c) All currently due premiums have been paid with respect to all insurance required to be maintained by the Borrower and its Subsidiaries pursuant to this Section 7.22.

         7.23 Capitalization. All outstanding shares of capital stock of the Borrower and each of the Subsidiary Guarantors have been duly and validly issued and are fully paid and non-assessable. No Subsidiary Guarantor has outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options, warrants and rights to purchase shares held by the Borrower or any Wholly-Owned Subsidiary of the Borrower or, in the case of any Subsidiary Guarantor which is not a Wholly-Owned Subsidiary or may in the future become a Subsidiary which is not a Wholly-Owned Subsidiary, by any other Person so long as the Mortgaged Property or Mortgaged Properties owned by such Subsidiary Guarantor would not fail to satisfy all of the Mortgaged

Property Conditions if the Borrower or such Wholly-Owned Subsidiary of the Borrower and such Person fully exercised such options, warrants and rights to purchase shares.

         7.24 Mortgaged Properties. (a) There are no outstanding options, rights of first refusal, rights of first offer or similar rights to purchase or otherwise acquire any Mortgaged Property Owner's interest in any Mortgaged Property. Each Mortgaged Property Owner has good and marketable fee simple title to and/or a valid ground leasehold interest in each of its Mortgaged Properties and good title to the remainder of the Collateral purported to be owned or leased by it free and clear of all Liens, in each case except Permitted Encumbrances. All material fixtures, furnishings, attachments and equipment necessary for the operation, use and occupancy of each Mortgaged Property have been installed or incorporated into such Mortgaged Property and a Mortgaged Property Owner is the sole owner or lessee of all of the same, free and clear of all chattel mortgages, conditional vendor's liens and other Liens and security interests other than Permitted Encumbrances. No tax Liens have been filed against any Mortgaged Property Owner and/or any of the Mortgaged Properties, other than Liens for non-delinquent real property taxes.

         (b) The provisions of the Security Documents are effective to create, perfect and maintain, upon proper filing or recording or taking of possession, as applicable, in favor of the Administrative Agent for the benefit of the Lenders, valid and legally enforceable Liens on all of the Mortgaged Properties and other Collateral purported to be encumbered thereby and, when all necessary recordings and filings have been effected in all necessary public offices, and payment is made of any applicable mortgage recording, intangible and/or similar taxes, the Security Documents will constitute perfected Liens on all of such Mortgaged Properties and all of the other Collateral prior and superior to all other Liens except Permitted Encumbrances. Each Mortgage upon execution and delivery by a Subsidiary Guarantor will be a valid and enforceable first priority Lien on the Mortgaged Property that such Mortgage purports to encumber, except for Permitted Encumbrances, and such Mortgage, when recorded in the property records of the county in which such Mortgaged Property is located and upon payment of any applicable mortgage recording, intangible and/or similar taxes, will be a valid and enforceable first priority Lien on such Mortgaged Property in favor of the Administrative Agent for the benefit of the Lenders, which Mortgaged Property will then be free and clear of all Liens having priority over the first Lien of such Mortgage, except for Permitted Encumbrances. Each Assignment of Rents and Leases upon execution and delivery by a Subsidiary Guarantor and recordation of such Assignment of Rents and Leases in the property records of the county in which the Mortgaged Property affected by such Assignment of Rents and Leases is located and upon payment of any applicable recording or intangible taxes, will be a valid and enforceable first priority present assignment of or Lien on all Leases affecting such Mortgaged Property and of all Rents of and from such Mortgaged Property and of all security for such Leases (including, without limitation, cash or securities deposited as security under such Leases subject to the prior right of the Tenants making such deposits), free and clear of all Liens having priority over such Assignment of Rents and Leases, except for Permitted Encumbrances. No mechanic's liens have been filed and remain in effect against any Mortgaged Property, except as specifically disclosed and insured against in the Title Policy for such Mortgaged Policy. All filings (including all financing statements under the UCC) have been delivered to the Administrative Agent for filing in the public office in which such filings are required or advisable to perfect the Liens on each of the Mortgaged Properties and the other Collateral granted pursuant to the Security Documents and, except for the filing of continuation statements with respect to such financing statements as may be required to be filed at periodic intervals, no periodic refiling or periodic recording is presently required to protect and preserve such Liens.

         (c) The use and operation of each Mortgaged Property as office, industrial or flex building(s) with related uses, separate and apart from any other properties, constitutes a legal use under applicable zoning regulations and complies in all material respects with all Applicable Laws, Property Agreements and Insurance Requirements and does not violate any Authorizations to which the Mortgaged Property Owner thereof is a party or by which such Mortgaged Property Owner or Mortgaged Property is bound, except for violations and failures to comply which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the zoning nor any right of access to adjacent public streets or use of any Mortgaged Property is to any material extent dependent upon or related to any property other than such Mortgaged Property.

         (d) There have been issued in respect of each Mortgaged Property all Authorizations necessary to own, operate, use and occupy such Mortgaged Property in the manner operated by the relevant Mortgaged Property Owner (including any required permits relating to Hazardous Materials) other than any such Authorizations which, if not issued, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Borrower nor any Mortgaged Property Owner nor, to the knowledge of the Borrower, any prior owner thereof has received any notice of violation or revocation of such Authorizations except for those which, either individually or in the aggregate, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         (e) Except as otherwise disclosed in the Engineering Reports, (i) each Mortgaged Property is free of material structural defects and is in good repair (normal wear and tear excepted) and all building systems and other items of Collateral therein are in good working order in all material respects (normal wear and tear excepted) and (ii) each Mortgaged Property is free and clear of any damage that would affect materially and adversely the value of such Mortgaged Property or the use of such Mortgaged Property for its intended purposes. To the knowledge of the Borrower, except as otherwise disclosed in the Title Policies and Surveys, no improvement at any Mortgaged Property encroaches upon any building line, setback line, side yard line or any recorded or visible easement.

         (f) No condemnation or other like proceedings (including relocation of any roadways abutting any Mortgaged Property or change in grade of such roadways or denial of access to any Mortgaged Property) that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, are pending nor, to the knowledge of the Borrower, threatened against any Mortgaged Property in any manner whatsoever. No casualty has occurred to any Mortgaged Property that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         (g) To the extent necessary for the full utilization of each Mortgaged Property in accordance with its current use, telephone services, gas, steam, electric power, storm sewers, sanitary sewers and water facilities and all other utility services are available to such Mortgaged

Property, are adequate to serve such Mortgaged Property, exist at the boundaries of such Mortgaged Property and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for access to and the occupancy and operation of each Mortgaged Property are available at the boundaries of such Mortgaged Property. All necessary rights-of-way for all roads, which are sufficient to permit each Mortgaged Property to be utilized fully for its current use, have been completed and are serviceable, and, to the knowledge of the Borrower, all public rights-of-way through or adjacent to each Mortgaged Property have been acquired and dedicated and accepted for maintenance and public use by the applicable Governmental Authorities.

         (h) Except as otherwise disclosed in the Environmental Reports, none of the improvements on any Mortgaged Property are constructed on land designated by any Governmental Authority having jurisdiction as wetlands.

         (i) Each Mortgaged Property is comprised of one or more parcels, each of which, to the knowledge of the Borrower, constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

         (j) Each of the Material Leases with respect to each Mortgaged Property is in full force and effect and no Person has failed in any respect to perform any obligation or covenant or satisfy any condition required by any of such Material Leases to be performed or complied with, except where failure to so perform or comply has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No litigation is currently pending or has been threatened by any Person in connection with any of the Material Leases that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         (k) The leasing, maintenance and operation of each of the Mortgaged Properties is managed by the Borrower, the Co-Borrower if formed or a Wholly-Owned Subsidiary of the Borrower or the Co-Borrower. All of such management rights are subject and subordinate to the Security Documents.

         7.25 Sears Tower Memorandum. The Sears Tower Memorandum is true and correct in all material respects.

         SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon) and all other Obligations are paid in full:

         8.01 Information Covenants. The Borrower will furnish to the Administrative Agent and each Lender:

         (a) Quarterly Financial Statements. (A) Within 90 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if sooner, within five Business Days after same are filed with the SEC), (i) the consolidated balance sheet of the Borrower as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by a Senior Financial Officer of the Borrower that they fairly present in all material respects in accordance with GAAP the consolidated financial condition of the Borrower as of the dates indicated and the results of its operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period (it being understood and agreed that, the delivery by the Borrower to the Administrative Agent and each of the Lenders of the Borrower's Form 10-Q report (including all exhibits and attachments thereto, other than those exhibits and attachments which have been incorporated in such From 10-Q report by reference and have been previously filed with the SEC) as filed with the SEC for the respective quarterly accounting period within the time period otherwise required by this Section 8.01(a)(A) and certified by a Senior Financial Officer of the Borrower shall satisfy the Borrower's obligations under this Section 8.01(a)(A)).

         (B) Within 45 days after the close of each quarterly accounting period in each fiscal year of the Borrower, (i) a complete lease rent roll for each Mortgaged Property and a copy of each Lease not previously delivered to the Administrative Agent pursuant to this Section 8.01(a)(B) or Sections 5 or 8.13(a) which, either individually or in combination with other Leases, demises 20,000 or more square feet of space in any Mortgaged Property to a single Tenant and/or its Affiliates, in each case certified by a Senior Financial Officer of the Borrower to be true and correct in all material respects and (ii) complete operating statements (including occupancy statements and statements of Net Operating Income) for the Mortgaged Properties (both on an individual basis and taken as a whole) for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period (in each case (to the extent available) setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by a Senior Financial Officer of the Borrower that they fairly present in all material respects in accordance with GAAP all such operating information, subject to normal year-end audit adjustments).

         (b) Annual Financial Statements. (A) Within 120 days after the close of each fiscal year of the Borrower (or, if sooner, within five Business Days after same are filed with the SEC), (i) the consolidated balance sheet of the Borrower as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by PricewaterhouseCoopers LLP, any other currently existing "Big Four" independent certified public accounting firm or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year (it being understood and agreed that the delivery by the Borrower to the Administrative Agent and each of the Lenders of the Borrower's Form 10-K report (including all exhibits and attachments thereto, other than those exhibits and attachments which have been incorporated in such Form 10-K report by reference and have been previously filed with the SEC) as filed with the SEC for the respective fiscal year within time period otherwise required above by this
Section 8.01(b)(A) and certified to by a Senior Financial Officer of the Borrower and containing the accountant's certification and report as described above shall satisfy the Borrower's obligations under this Section 8.01(b)(A)).

         (B) Within 90 days after the close of each fiscal year of the Borrower, complete operating statements (including occupancy statements and statements of Net Operating Income) for the Mortgaged Properties (both on an individual basis and taken as a whole) for such fiscal year, all of which shall be certified by a Senior Financial Officer of the Borrower that they fairly present in all material respects in accordance with GAAP such operating information.

         (c) Notice of Certain Capital Events. As soon as possible and in any event within 10 Business Days after the occurrence thereof, written notice (in reasonable detail) of any of the following events:

                  (i) any incurrence or issuance of Indebtedness by any Credit Party of $50,000,000 or more (other than intercompany Indebtedness among the Borrower and its Subsidiaries which is eliminated in the consolidated financial statements of the Borrower);

                  (ii) any incurrence or issuance of Indebtedness for borrowed money by any Subsidiary of the Borrower that is not a Credit Party of $50,000,000 or more to the extent that all or any portion of such Indebtedness is Recourse to a Credit Party (other than intercompany Indebtedness among the Borrower and its Subsidiaries which is eliminated in the consolidated financial statements of the Borrower);

                  (iii) any Asset Sale or purchase of assets by the Borrower or any of its Subsidiaries of $50,000,000 or more; and

                  (iv) any equity issuance of, or capital contribution to, the Borrower or any Subsidiary thereof of $100,000,000 or more (other than equity contributions made to a Subsidiary of the Borrower to the extent made by the Borrower or another Subsidiary thereof).

         (d) Budgets. No later than 30 days following the first day of each fiscal year of the Borrower, (i) complete operating and capital expenditure budgets in the forms customarily prepared by the Borrower or the Mortgaged Property Owners for the Mortgaged Properties (both on an individual basis and taken as a whole) for such fiscal year, and (ii) a budget (including budgeted statements of income, sources and uses of cash and balance sheets) for the Borrower and its Consolidated Entities on a consolidated basis in the form customarily prepared by the Borrower (i) for each of the four fiscal quarters of such fiscal year prepared in detail and (ii) for the immediately succeeding fiscal year prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

         (e) Officer's Certificates. At the later of (x) the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b) and (y) 60 days after the close of the accounting period to which such financial statements relate, (i) a Compliance Certificate of a Senior Financial Officer of the Borrower to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (in reasonable detail) the calculations required to establish (i) whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.11, 9.01(h), 9.02(b), 9.03(b), 9.06, 9.10 through 9.14 and 9.17, inclusive, in each case, at the end of such period, and (ii) the calculations required to establish the Applicable Margin.

         (f) Notice of Default, or Material Adverse Effect. Promptly, and in any event within five Business Days after an executive or financial officer of the Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding (including, without limitation, any Environmental Claim) pending (x) against the Borrower or any of its Subsidiaries with respect to any material Indebtedness of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

         (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all other financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC"), or shall deliver to its shareholders.

         (h) ERISA. As soon as possible and, in any event, within twenty (20) days after any member of the ERISA Group knows or has reason to know of the occurrence of any of the following to the extent that any such occurrence, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, a certificate of a Senior Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such member of the ERISA Group is required or proposes to take, together with any notices required or proposed to be given or filed by such member of the ERISA Group to or with the PBGC or any other government agency, or a Plan or Multiemployer Plan participant and any notices received by such member of the ERISA Group from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to each Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section

515 of ERISA to collect a delinquent contribution to a Plan or a Multiemployer Plan; that any member of the ERISA Group will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that any member of the ERISA Group may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Each member of the ERISA Group shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

         (i) Environmental. As soon as possible and in any event within 10 Business Days after the Borrower or any of its Subsidiaries obtains knowledge of any of the following, written notice of (i) any written notice, claim, complaint or order to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of any event, circumstance or occurrence under any Environmental Law, including the Release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment, (ii) any condition or occurrence on any Real Estate Asset owned, leased or operated by the Borrower or any of its Subsidiaries that (x) results in non-compliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law, (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries, or (z) could reasonably be anticipated to cause such Real Estate Asset to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of its interest in such Real Estate Asset under any Environmental Law, (iii) any written notice, complaint or citation alleging any violation of any Environmental Law or any Environmental Approval by the Borrower of any of its Subsidiaries or (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Materials on any Real Estate Asset currently owned, leased or operated by the Borrower or any of its Subsidiaries. Notwithstanding anything to the contrary contained in the immediately preceding sentence, notices of events of the type described above shall not be required to be given with respect to any event where the respective event could not be reasonably expected to have a Material Adverse Effect.

         (j) Borrowing Base Certificate. (i) On the Effective Date, (ii) no later than the 45th day after the end of each fiscal quarter of the Borrower,
(iii) on each Addition Date, (iv) on each Release Date, (v) on each date on which (x) the Borrower designates a Mortgaged Property as an Excluded Mortgaged Property pursuant to Section 8.13(d) or (y) a Mortgaged Property is deemed to be an Excluded Mortgaged Property pursuant to Section 8.15(d), and (vi) on each date on which a Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower ceases to be a Wholly-Owned Subsidiary, a borrowing base certificate in the form of Exhibit L (each, a "Borrowing Base Certificate"), which shall be prepared as of the last day of the immediately preceding fiscal quarter of the Borrower (revised, in the case of a Real Estate Asset added to the Borrowing Base since the last day of such fiscal quarter and which neither the Borrower nor a Subsidiary thereof had owned or leased for two full fiscal quarters, to reflect the Borrower's or such Subsidiary's aggregate Cost to acquire such Mortgaged Property), and shall, in the case of the Borrowing Base Certificate delivered on the Effective Date, demonstrate compliance with Section 9.14 on the Effective Date, in each case certified by a Senior Financial Officer of the Borrower.

         (k) Notice of Claims Against Mortgaged Properties. Without limiting the provisions of Sections 8.01(f)(ii) and 8.01(i), promptly, and in any event within five Business Days after an executive or financial officer of the Borrower obtains actual knowledge thereof, (i) notice of any setoff, claims, withholdings or other defenses to which any of the Mortgaged Properties or any of the Mortgaged Property Owners are subject which could reasonably be expected to have an adverse impact in any material respect on the value of the Mortgaged Properties taken as a whole, or (ii) notice of any event, circumstance or other matter for which notice is required to be delivered pursuant to Section 8.01(f)(ii) or 8.01(i) insofar as same related to any Mortgaged Property or any such Mortgaged Property Owner which could reasonably be expected to have an adverse impact in any material respect on the value of the Mortgaged Properties taken as a whole.

         (l) Funds From Operations. In the event that the definition of "Funds From Operations" is revised by the Board of Governors of the National Association of Real Estate Investment Trusts, a report, certified by a Senior Financial Officer of the Borrower, of the "Funds From Operations" of the Borrower based on the definition as in effect on the Effective Date and based on the definition as so revised from time to time.

         (m) Other Information. From time to time, such other information or documents (financial or otherwise and including, without limitation, rent rolls and other property specific information for the Mortgaged Properties (including, without limitation, property specific information for determining the Mortgaged Property NOI) and outstanding Indebtedness of the Borrower and its Subsidiaries) with respect to the Borrower or any of its Subsidiaries (or properties owned by such Persons) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, so long as the disclosure of such information could not result in a violation of, or expose the Borrower or any of its Subsidiaries to any material liability under, any Applicable Laws or any agreements with unaffiliated third parties that are binding on the Borrower or any of its Subsidiaries or on any property of any of them.

         8.02 Books, Records, Inspections and Annual Meetings. (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable prior notice, the Borrower will permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, during regular business hours and under guidance of officers of the Borrower or its Subsidiary, the Mortgaged Properties, the other Collateral and any of the other properties of the Borrower or any of its Subsidiaries, and, so long as the disclosure of such information could not result in a violation of, or expose the Borrower or any of its Subsidiaries to any material liability under, any Applicable Laws, or any agreements with unaffiliated third parties that are binding on the Borrower or any of its Subsidiaries or on any property of any of them, to examine the books of account of the Borrower and its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with its officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request. Any Lender requesting any such visit, inspection, examination or discussion shall coordinate same with the Administrative Agent.

         (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower, the Borrower will, at the request of the Administrative Agent, hold an annual meeting with all of the Lenders, at which meeting will be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

         8.03 Maintenance of Property; Insurance; Casualty and Condemnation; Restoration; and Renovations. (a) The Borrower will, and will cause each of its Subsidiaries to, keep all of its material properties that are used or useful in the conduct of its business (including, in any event, each Mortgaged Property) in good repair, working order and condition, subject to ordinary wear and tear and damage from casualty which is being diligently repaired.

         (b) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance as specified in Section 7.22 and Schedule 7.22 with insurers meeting the qualifications described therein, and (ii) furnish to the Administrative Agent from time to time, upon written request, certificates of insurance and such other information relating to such insurance as the Administrative Agent may reasonably request.

         (c) The provisions of Schedule 8.03(c), relating to insurance, casualty, condemnation, restoration and renovation requirements with respect to the Mortgaged Properties, are incorporated by reference herein.

         (d) To the maximum extent permitted by law, the Borrower hereby irrevocably waives, releases and discharges any and all rights of action, demands and other claims of any kind or nature against the Administrative Agent or the Lenders arising from any failure of the Administrative Agent or the Lenders to comply with the National Flood Insurance Act of 1968 (42 U.S.C. ss.ss. 4001, et seq.), the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, including any failure of the Administrative Agent or the Lenders to provide the Borrower with written notification whether any Mortgaged Property is in a special flood hazard area or whether federal disaster relief assistance will be available in the event of flood damage to any Mortgaged Property.

         8.04 Conduct of Business; Co-Borrower; Subsidiary Guarantors. (a) The Borrower will, and will cause each of its Subsidiaries to, ensure that the primary business of the Borrower and its Subsidiaries taken as a whole will at all times continue to be investing in, acquiring, owning, operating, managing, developing (to the extent permitted in this Agreement) and leasing office building properties in the United States and the provision of services and other business activities incidental thereto.

         (b) In the event that the Borrower elects to conduct its business (including, without limitation, its ownership of all of the Equity Interests in Holdings, TRE and any Subsidiary Guarantor described in Section 8.13(f)) by means of an operating "upreit" entity, such entity (the "Co-Borrower") shall be a limited partnership or a limited liability company in which (i) the Borrower or a Wholly-Owned Subsidiary of the Borrower shall be at all times the sole general partner or managing member, as applicable, and (ii) the Borrower and/or such Wholly-Owned Subsidiary of the Borrower shall at all times own not less than 80% of the Equity Interests of the Co-Borrower and control all financing, sale and other material decisions relating to the Co-Borrower with no veto rights in any minority equity owner therein or any other Person. At the time of formation of the Co-Borrower, the Borrower shall, and shall cause the Co-Borrower to, comply with the provisions of Section 1.05(f) so that the Co-Borrower shall be a Credit Party party to this Agreement and certain of the other Credit Documents.

         8.05 Compliance with Applicable Laws and Authorizations. The Borrower will, and will cause each of its Subsidiaries to, comply with all Applicable Laws (including, without limitation, Environmental Laws, all zoning and building codes and ERISA and the rules and regulations thereunder) and Authorizations except where non-compliance, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

         8.06 Company Existence and Franchises, etc. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its Company existence and its rights, franchises, licenses and patents; provided, however, that (i) nothing in this Section 8.06 shall require any Subsidiary of the Borrower which is not a Credit Party to preserve and keep in full force and effect its Company existence where any such event, either individually or in the aggregate, could not reasonably be expected to result in a Default or an Event of Default or where any such event, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) nothing in this
Section 8.06 shall prevent the withdrawal by the Borrower or any Subsidiary thereof of its qualification as a foreign Company in any jurisdiction where such withdrawal, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iii) neither the Borrower nor any of its Subsidiaries shall be obligated to maintain any such right, franchise, license or patent in the event the Borrower or such Subsidiary, as the case may be, has determined in its reasonable business judgment, that the maintenance of such right, franchise, license or patent is no longer necessary or desirable in the conduct of its business.

         8.07 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each material agreement, contract or instrument (other than any such material agreement, contract or instrument governing Indebtedness) by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.08 Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon the Mortgaged Properties and any other properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Borrower or such Subsidiary; provided that neither the Borrower nor any Subsidiary thereof will be required to pay any such tax, assessment, charge, levy or claim which
(x) is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or (y) either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and so long as no Default or Event of Default under Section 9.01 shall occur as a result thereof.

         8.09 Use of Proceeds. The Borrower will use all proceeds from each Credit Event only as provided in Section 7.08.

         8.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its first three fiscal quarters to end on the last day of March, June and September of each year.

         8.11 Interest Rate Protection. The Borrower will, and/or will cause its respective Subsidiaries which are the primary obligors on the respective Indebtedness to, maintain Interest Rate Hedges on a notional amount of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Intercompany Indebtedness) which, when added to the aggregate principal amount of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Intercompany Indebtedness) which bears interest at a fixed rate, equals or exceeds 60% of the aggregate principal amount of all Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Intercompany Indebtedness).

         8.12 REIT Requirements. The Borrower will, and will cause each of its Subsidiaries to, operate its business at all times so as to satisfy all requirements necessary to qualify and maintain the Borrower's qualification as a real estate investment trust under Sections 856 through 860 of the Code. The Borrower will maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the Internal Revenue Service all returns and reports required thereby.

         8.13 Addition and Release of Mortgaged Properties and Subsidiary Guarantors. (a) At any time and from time to time, the Borrower may, with the approval of the Required Lenders (which approval may be granted, withheld or delayed in their sole discretion), add one or more Real Estate Assets to the Borrowing Base as Mortgaged Properties (each, an "Additional Mortgaged Property"). Prior to the addition of any Real Estate Asset to the Borrowing Base as an Additional Mortgaged Property, the Borrower shall have (A) satisfied the requirements set forth in Section 5 with respect thereto as if such Real Estate Asset were an Initial Mortgaged Property and the Addition Date therefor were the Effective Date and (B) delivered to the Administrative Agent (i) a certificate of a Senior Financial Officer of the Borrower specifying the Real Estate Asset to be so added to the Borrowing Base and the Addition Date therefor and certifying (in reasonable detail) that such Real Estate Asset satisfies the Mortgaged Property Conditions and that the requirements set forth in Section 5 have been so satisfied with respect thereto, (ii) a new Borrowing Base Certificate pursuant to Section 8.01(j)(iii), (iii) to the extent that such Real Estate Asset is owned by a Person other than a then existing Credit Party, a counterpart of the Subsidiaries Guaranty executed by such Person together with all other relevant officer's certificates, resolutions, opinions of counsel and other documentation of the type described in Sections 5.02 and 5.03 as such Person would have had to deliver if such Person were a Credit Party on the Effective Date, and (iv) counterpart originals or certified copies of such other documents as the Administrative Agent may reasonably request in order to establish compliance with the conditions set forth in this Section 8.13(a). Not later than ten (10) days prior to each Addition Date, the Borrower shall deliver to the Administrative Agent fully executed counterparts of the Security Documents with respect to such Additional Mortgaged Property and related Collateral and supplements to the schedules to this Agreement, the Security Agreement and the Environmental Indemnity reflecting the designation of such Additional Mortgaged Property on such date, all of which shall be reasonably satisfactory to the Administrative Agent. Upon satisfaction of the requirements of this Section 8.13(a) and the occurrence of the Addition Date with respect thereto, and subject to the continued compliance of any such Additional Mortgaged Property with the Mortgaged Property Conditions, such Additional Mortgaged Property shall be included in the Borrowing Base as a Mortgaged Property. The Administrative Agent shall be authorized to, and hereby agrees that it will, at the expense of the Borrower execute such documentation as may be necessary to evidence such addition (which documentation shall be in form and substance reasonably satisfactory to the Administrative Agent). All other proceedings taken or to be taken in connection with such addition and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Administrative Agent.

         (b) At any time and from time to time but only so long as no Default or Event of Default then exists or would result therefrom, the Borrower shall have the right, exercisable pursuant to a written notice (each, a "Mortgaged Property Release Notice"), to remove one or more Mortgaged Properties from the Borrowing Base. Each Mortgaged Property Release Notice pursuant to this Section 8.13(b) shall be delivered to the Administrative Agent and shall be accompanied by (i) a certificate of a Senior Financial Officer of the Borrower (x) specifying the Mortgaged Property to be removed and the Release Date therefor, (y) certifying that no Default or Event of Default then exists or, after taking the actions described in clause (iii) below in this Section 8.13(b), would result therefrom and (z) certifying (and showing the calculations therefor in reasonable detail) that the Borrower will be in compliance with Section 9.14 after giving effect to the removal of such Mortgaged Property from the Borrowing Base and any repayment of outstanding Loans required by Section 4.02(b) in connection therewith, (ii) a new Borrowing Base Certificate pursuant to Section 8.01(j)(iv), (iii) any repayment of outstanding Loans as, and to the extent, required by Section 4.02(b), and (iv) all documents (which shall be in form and substance reasonably satisfactory to the Administrative Agent) necessary to evidence the release of such Mortgaged Property and related Collateral on the applicable Release Date from the Liens of the Security Documents. Upon the satisfaction of the requirements set forth in this Section 8.13(b) with respect to a Mortgaged Property, such Mortgaged Property shall no longer be a Mortgaged Property and shall be removed from the Borrowing Base and the Liens of the Security Documents on such Mortgaged Property and related Collateral shall be released by the Administrative Agent, in each case on the applicable Release Date, and the Subsidiary Guarantor which is the owner thereof shall, unless such Subsidiary Guarantor is Holdings, TRE or a Subsidiary Guarantor described in Section 8.13(f) or such Subsidiary Guarantor continues to own or lease one or more other Mortgaged Properties, be released from its obligations under the Subsidiaries Guaranty without any further action on the part of any party hereto. The Adminis-trative Agent shall be authorized to, and hereby agrees that it will, at the expense of the Borrower, execute such documentation as may be necessary to evidence such removal and release. All other proceedings taken or to be taken in connection with such release and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Administrative Agent.

         (c) In the event that at any time any Mortgaged Property fails to satisfy each of the Mortgaged Property Conditions, the Borrower may elect to remove such Mortgaged Property from the Borrowing Base pursuant to Section 8.13(b). Upon the satisfaction of the requirements set forth in Section 8.13(b) with respect to such Mortgaged Property, such Mortgaged Property shall no longer be a Mortgaged Property and shall be removed from the Borrowing Base and the Liens of the Security Documents on such Mortgaged Property and related Collateral shall be released by the Administrative Agent, in each case on the applicable Release Date, and, provided that no Default or Event of Default then exists, any Subsidiary of the Borrower which is the owner thereof shall, unless such Subsidiary Guarantor is Holdings, TRE or a Subsidiary Guarantor described in Section 8.13(f) or such Subsidiary Guarantor continues to own or lease one or more other Mortgaged Properties, be released from its obligations under the Subsidiaries Guaranty without any further action on the part of any party hereto.

         (d) In the event that at any time the Mortgaged Properties included in the Borrowing Base (excluding any Excluded Mortgaged Properties) shall not be greater than 85% leased in the aggregate (based on rentable square footage) (the "Lease-Up Condition"), then, within 10 days of such condition not being satisfied, the Borrower shall designate (an "Excluded Mortgaged Property Designation") one or more Mortgaged Properties as Excluded Mortgaged Properties such that, following such designation, the Lease-Up Condition will be satisfied. Each Excluded Mortgaged Property Designation shall be delivered to the Administrative Agent and each Lender and shall be accompanied by (i) a new Borrowing Base Certificate pursuant to Section 8.01(j)(v) and (ii) any repayment of outstanding Loans as, and to the extent, required by Section 4.02(b).

         (e) At any time and from time to time but only so long as no Default or Event of Default then exists or would result therefrom, the Borrower shall have the right to sell Equity Interests in any Subsidiary Guarantor (other than Holdings) by written notice to the Administrative Agent. Each such written notice shall be accompanied by (i) a certificate of a Senior Financial Officer of the Borrower specifying the Equity Interests to be sold and (x) certifying that no Default or Event of Default then exists or, after taking the actions described in clause (iii) below in this Section 8.13(e), would result therefrom and (y) that the Mortgaged Property Conditions continue to be satisfied as to the Mortgaged Property(ies) continued to be owned or leased by such Subsidiary Guarantor, (ii) a new Borrowing Base Certificate pursuant to Section 8.01(j)
(vi) and (iii) any repayment of outstanding Loans as, and to the extent, required by Section 4.02(b).

         (f) The Borrower shall cause any direct Subsidiary of the Borrower (or the Co-Borrower if formed) which (i) is formed after the Effective Date, (ii) owns, directly or indirectly, a Real Estate Asset and (iii) is not a then existing Credit Party, to execute and deliver to the Administrative Agent and each Lender a counterpart of the Subsidiaries Guaranty together with all other relevant officer's certificates, resolutions, opinions of counsel and other documentation of the type described in Sections 5.02 and 5.03 as such Person would have had to deliver if such Person were a Credit Party on the Effective Date.

         (g) Additional Taxes. In the event of the enactment after the Effective Date of any law of the state where any Mortgaged Property is located or of any other governmental entity of such state deducting from the value of such Mortgaged Property for the purpose of taxation any lien or security interest thereon, or imposing upon the Administrative Agent or any Lender the payment of the whole or any part of the taxes or assessments or charges or liens required to be paid by the Mortgaged Property Owner of such Mortgaged Property, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect the Security Documents or the indebtedness and other obligations secured thereby or the Administrative Agent or the Lenders, then, and in any such event, the Borrower, upon demand by the Administrative Agent, shall pay such taxes, assessments, charges or liens, or reimburse the Administrative Agent or the Lenders therefor; provided, however, that if (a) it is unlawful for the Administrative Agent or the Lenders to require the Borrower to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by Applicable Laws, then and in either such event, the Administrative Agent may elect, by notice in writing given to the Borrower, require the Borrower to remove the applicable Mortgaged Property from the Borrowing Base pursuant to
Section 8.13(b) within six (6) months after request therefor by the Administrative Agent.

         8.14 Appraisals. The Administrative Agent may from time to time (and shall upon the written request of (x) the Required Lenders or (y) the Borrower, which request by the Borrower shall be made no more than once in each calendar year) obtain an Appraisal of any Mortgaged Property (which Appraisal shall, if applicable with respect to any restoration or renovation of such Mortgaged Property, contain an estimate of the appraised value of such Mortgaged Property upon completion of such restoration or renovation) and the Borrower shall, and shall cause each of its Subsidiaries to, cooperate fully with the Appraiser selected by the Administrative Agent to conduct such Appraisals; provided that the Administrative Agent shall not obtain an Appraisal for any Mortgaged Property more than once in any calendar year unless (a) an Event of Default has occurred, (b) such Appraisal is being obtained in connection with the proposed restoration of a Mortgaged Property pursuant to paragraph 2(b)(ii)(7) of Schedule 8.03(c) or (c) the Administrative Agent reasonably believes that one or more events have occurred which could reasonably be expected to have, either individually or in the aggregate, a materially adverse impact on the value of such Mortgaged Property or a Material Adverse Effect. In the event that any Credit Party or any of its respective Subsidiaries obtains an appraisal of one or more of the Mortgaged Properties other than pursuant to this
Section 8.14, the Borrower shall deliver a copy of such appraisal to the Administrative Agent promptly upon the completion thereof and the Administrative Agent may elect, in its sole discretion and subject to the approval of the Required Lenders and Applicable Laws, to treat such appraisal as an Appraisal. In the event that the Administrative Agent obtains an Appraisal of any Mortgaged Property and an Event of Default does not exist, the Administrative Agent shall deliver a copy of such Appraisal to the Borrower upon the completion thereof. The Administrative Agent shall deliver a copy of any Appraisal obtained by or delivered to it pursuant to this Section 8.14 to each Lender. Any increase or decrease in the Appraised Value of a Mortgaged Property as reflected in an updated

Appraisal shall be shown on the next Borrowing Base Certificate delivered to the Lenders pursuant to Section 8.01(j); provided, however, that before an increase in Appraised Value with respect to a Mortgaged Property may be taken into account in calculating the Borrowing Base Property Value of such Mortgaged Property, the Borrower must amend the Mortgage encumbering such Mortgaged Property to the extent necessary to cause the full amount of the increased Appraised Value to be encumbered by the Lien of such Mortgage.

         8.15 Mortgaged Properties. (a) If any Mortgaged Property is encumbered by a Lien which is not a Permitted Encumbrance, the Borrower shall, or shall cause its Subsidiaries to, promptly discharge or cause to be discharged by payment to the lienor or lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or, at the Administrative Agent's option, promptly obtain insurance against, any such Lien within thirty (30) days after the date of notice thereof, but compliance with the provisions of this
Section 8.15(a) shall not be deemed to constitute a waiver of the provisions of
Section 9.01. The Borrower shall fully preserve the Lien and the priority of each of the Security Documents without cost or expense to the Administrative Agent or the Lenders.

         (b) If the Borrower or any of its Subsidiaries shall fail to promptly discharge, remove or bond off any Lien which is not a Permitted Encumbrance within thirty (30) days after the date of notice thereof, then the Administrative Agent may, but shall not be required to, procure the release and discharge of such Lien, and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or post any bond or furnish any security or indemnity as the Administrative Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Lien under this Section 8.15(b), the Administrative Agent shall not be required to establish or confirm the validity or amount of the Lien. The Borrower agrees that all costs and expenses expended or otherwise incurred by the Administrative Agent pursuant to this Section 8.15(b) (including, without limitation, reasonable attorneys' fees and disbursements) shall be paid by the Borrower to the Administrative Agent promptly following demand therefor.

         (c) The Administrative Agent may at any time obtain an updated title and/or lien search regarding any Mortgaged Property or any other Collateral, and any such search shall be at the expense of the Borrower if it is being done (i) because the Administrative Agent reasonably believes that a Lien which is not a Permitted Encumbrance may encumber any Mortgaged Property or other Collateral,
(ii) following a change in Applicable Laws or the state or organization of any Mortgaged Property Owner or (iii) after the occurrence and during the continuation of an Event of Default.

         (d) (i) The Borrower has delivered to the Administrative Agent the following Appraisals and reports with respect to each of the Initial Mortgaged
Properties: (x) an Appraisal, (y) a written Phase I environmental report (and if recommended by such report, a written Phase 2 environmental report) in favor of the Administrative Agent and prepared and certified by an environmental consultant satisfactory to the Administrative Agent and (z) an engineering report in favor of the Administrative Agent and prepared and certified by an engineer satisfactory to the Administrative Agent. In the event that the Administrative Agent notifies the Borrower on or prior to January 15, 2003 that any such Appraisal or report is not reasonably satisfactory in form and substance to the Required Lenders, the applicable Initial Mortgaged Property shall, 15

Business Days following such notification by the Administrative Agent, be deemed an Excluded Mortgaged Property and excluded from the calculation of the Borrowing Base Value until the date, if any, on which the Administrative Agent notifies the Borrower that such Appraisal or report, as applicable, is satisfactory to the Required Lenders as aforesaid. On the date that any Initial Mortgage Property is deemed an Excluded Mortgaged Property and excluded from the calculation of the Borrowing Base Value pursuant to this Section 8.15(d)(i), the Borrower shall deliver to the Administrative Agent (A) a new Borrowing Base Certificate pursuant to Section 8.01(j)(v) and (B) any repayment of outstanding Loans as, and to the extent, required by Section 4.02(b).

         (ii) The Borrower covenants and agrees (x) to determine to the reasonable satisfaction of the Administrative Agent (by means of a Phase II environmental audit report with respect to subsurface soil and/or groundwater or by other means reasonably satisfactory to the Administrative Agent) not later than March 31, 2003 whether the Initial Mortgaged Property known as Newmarket Business Park and referred to as item 3 in Schedule III is subject to or otherwise affected by any adverse environmental conditions or Environmental Claims as a result of the operation of a gasoline service station formerly located thereon, and (y) to cause the applicable Mortgaged Property Owner to comply with its obligations under the Environmental Indemnity with respect to any such adverse environmental conditions or Environmental Claims. In the event that the Borrower fails to comply with its obligations under clause (x) of the immediately preceding sentence on or prior to March 31, 2003, such Initial Mortgaged Property shall on such date be deemed an Excluded Mortgaged Property and excluded from the calculation of the Borrowing Base Value until the date, if any, on which the Administrative Agent notifies the Borrower that it has determined that the Borrower has fully complied with clause (x) of the immediately preceding sentence. On the date that any Initial Mortgage Property is deemed an Excluded Mortgaged Property and excluded from the calculation of the Borrowing Base Value pursuant to this Section 8.15(d)(ii), the Borrower shall deliver to the Administrative Agent (A) a new Borrowing Base Certificate pursuant to Section 8.01(j)(v) and (B) any repayment of outstanding Loans as, and to the extent, required by Section 4.02(b).

         (iii) The Borrower covenants and agrees to cause each underground storage tank for Hazardous Material located at the Initial Mortgaged Properties known as 9800 La Cienega Boulevard, Inglewood, California and St. Louis Place, St. Louis, Missouri and referred to as items 4 and 11 of Schedule III to comply in all material respects with the requirements of all applicable Environmental Laws or to cause any such underground storage tank which does not so comply to be removed, in any case not later than March 31, 2003. In the event that the Borrower fails to comply with its obligations under the immediately preceding sentence with respect to any of such Initial Mortgaged Properties on or prior to March 31, 2003, the applicable Initial Mortgaged Property shall on such date be deemed an Excluded Mortgaged Property and excluded from the calculation of the Borrowing Base Value until the date, if any, on which the Administrative Agent notifies the Borrower that it has determined that the Borrower has satisfied its obligations under the immediately preceding sentence. On the date that any Initial Mortgage Property is deemed an Excluded Mortgaged Property and excluded from the calculation of the Borrowing Base Value pursuant to this Section 8.15(d)(iii), the Borrower shall deliver to the Administrative Agent (A) a new Borrowing Base Certificate pursuant to Section 8.01(j)(v) and (B) any repayment of outstanding Loans as, and to the extent, required by Section 4.02(b).

         (iv) The Borrower covenants and agrees (x) to implement in all material respects all asbestos operations and maintenance plans as in effect on the Effective Date with respect to the Initial Mortgaged Properties known as Northstar Center, Minneapolis, Minnesota and 500 Jefferson, Houston, Texas and referred to as items 6 and 7 in Schedule III and (y) otherwise to comply with all applicable Environmental Laws relating to the identification, presence, containment and removal of asbestos-containing and suspected asbestos-containing materials at the Mortgaged Properties.

         SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon) and all other Obligations incurred hereunder and thereunder, are paid in full:

         9.01 Liens. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any asset of any Credit Party (including, but not limited to, any Mortgaged Property (or any other Property thereon) or any capital stock or other Equity Interest owned by such Credit Party) or on the capital stock or other Equity Interest of the Co-Borrower if formed or any Mortgaged Property Owner (all of the foregoing assets and Equity Interests subject to such restrictions are referred to as "Restricted Property"), in either case whether now owned or leased or hereafter acquired or leased, or sell any Restricted Property subject to an understanding or agreement, contingent or otherwise, to repurchase such Restricted Property (including sales of accounts receivable with or without recourse generated from any of the Restricted Properties, but excluding (i) the right to sell, transfer, convey or issue limited partnership interests (if the Co-Borrower is a limited partnership) or non-managing member interests (if the Co-Borrower is a limited liability company) in the Co-Borrower so long as the condition set forth in Section 8.04(ii) is not violated thereby, and (ii) the right of any Person which is not the Borrower or a Subsidiary of the Borrower to convert an Equity Interest in the Co-Borrower into an Equity Interest in the Borrower), or assign any right to receive the income or profits therefrom or authorize the filing of any financing statements under the UCC or any other similar notice Lien under any similar recording or notice of statute, except ("Permitted Encumbrances"):

         (a) Liens for taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained in conformity with GAAP and such proceedings have the effect of preventing the forfeiture or sale of the Restricted Property subject to any such Lien;

         (b) (x) carriers', warehousemen's, mechanics', suppliers', materialmen's repairmen's or other like Liens arising in the ordinary course of business and (y) Liens on Real Estate Assets arising in the ordinary course of business in favor of the Federal or any state or local government arising as a result of noncompliance with any statute or regulation applicable to such Real Estate Assets, in either case (in the case of preceding clauses (x) and (y)) that do not secure Indebtedness for borrowed money and either (i) have not been outstanding for a period of more than 45 days and do not materially detract from the value of the Restricted Property subject to any such Liens or materially impair the use of such Restricted Property in the operation of the business of such Credit Party or (ii) that are being contested in good faith by appropriate proceedings with respect to which adequate reserves have been maintained in accordance with GAAP, which proceedings have the effect of preventing or staying the forfeiture or sale of the Restricted Property subject to any such Lien;

         (c) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) (i) Liens and other encumbrances set forth in Schedule B of each of the Title Policies and (ii) other easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, covenants, conditions, restrictions, consents, reservations, encroachments, variations and zoning and other similar restrictions or encumbrances (whether or not recorded) incurred in the ordinary course of business that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Credit Party;

         (f) Liens arising out of the existence of judgments or awards not constituting a Default or an Event of Default under Section 10.06 and (i) which have been or will be bonded (and the Lien thereby removed other than on any cash serving as security for such bond) or released of record within thirty (30) days after the date that such judgment or award is entered or (ii) in respect of which any Credit Party shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that (in the case of preceding clause (ii)) such Liens do not attach to any Mortgaged Property or the Equity Interests of the Co-Borrower if formed or any Mortgaged Property Owner;

         (g) (i) Leases affecting (x) any Initial Mortgaged Property on the Effective Date and (y) any Additional Mortgaged Property on the Addition Date applicable thereto, (ii) licenses, sublicenses, other Leases (subject to compliance with Section 9.18(d)) or subleases entered into the ordinary course of business not interfering in any material respect with the business of any Credit Party, (ii) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases, and (iii) statutory and common law landlords' liens under leases to which any Credit Party is a party;

         (h) Liens placed upon equipment, machinery or materials used in the ordinary course of business of any Credit Party and placed at the time of the acquisition thereof by such Credit Party or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, machinery or materials or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (i) the aggregate outstanding principal amount of all such Indebtedness at any time that is allocable to, or otherwise associated with, any Real Estate Asset shall not exceed $1,000,000 and (ii) in all events, the Lien encumbering the equipment, machinery or materials so acquired does not encumber any other asset of any Credit Party or any other Restricted Property;

         (i) Liens solely on the Equity Interests of a Subsidiary of the Borrower (which is not the Co-Borrower if formed or a Subsidiary Guarantor) or on the Equity Interests of an Unconsolidated Entity, in either case which have been pledged to secure Indebtedness of such Subsidiary or Unconsolidated Entity, provided that there is no Recourse to the Credit Party pledging such Equity Interests or its Restricted Property except against the pledged Equity Interests of the Subsidiary or Unconsolidated Entity that incurred such Indebtedness;

         (j) Liens in favor of, and owned by, the Borrower;

         (k) Liens in existence on the Effective Date which are listed, and the property subject thereto and the obligations secured thereby described, in
Schedule 9.01, plus renewals, replacements and extensions of such Liens, provided that (x) (A) in the case of the Liens described in item 1 on Schedule 9.01, such renewal, replacement or extension does not increase the aggregate principal amount of such Indebtedness to more than 75% of the fair market value of the Real Estate Asset subject to such Liens (as determined from the most recent appraisal of such Real Estate Asset prepared by an independent appraiser or based on such other evidence as may be reasonably satisfactory to the Administrative Agent) and (B) in the case of the Liens described in item 2 on such Schedule 9.01, the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension, (y) any such renewal, replacement or extension does not encumber any additional Restricted Property (other than "products" and "proceeds" thereof or customary after acquired property, as each such term is defined in the UCC of the State of New York) and (z) in all events, such Liens do not now nor will they in the future encumber any Mortgaged Property or the Equity Interests of the Co-Borrower if formed, Holdings or any Mortgaged Property Owner and, except as and to the extent set forth in item 2 of
Schedule 9.01, the only recourse in respect of the obligations secured by such Liens is against the Restricted Property subject to such Liens; and

         (l) Liens created or required by the Credit Documents.

         9.02 Consolidation, Merger, Sale of Assets, etc. (a) The Borrower will not, nor will the Borrower permit any other Credit Party to, wind up, liquidate or dissolve its affairs, discontinue its business, or enter into any transaction of merger or consolidation, or agree to do any of the foregoing at any future time without a contingency relating to obtaining any required approval hereunder, except that so long as no Specified Default or Event of Default then exists or would result therefrom (including, without limitation, an Event of Default under Section 8.04 or 10.09), the following shall be permitted:
(i) any then existing Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower (so long as the Borrower is the surviving Company), the Co-Borrower if formed (so long as the Co-Borrower is the surviving entity) or a Subsidiary Guarantor (so long as a Subsidiary Guarantor is the surviving Company), (ii) any Person that is not a Subsidiary of the Borrower at such time may be merged or consolidated with or into, or liquidated into, the Borrower (so long as the Borrower is the surviving Company), the Co-Borrower if formed (so long as the Co-Borrower is the surviving entity) or a Subsidiary Guarantor (so long as the Subsidiary Guarantor is the surviving

Company), provided that, in the case of this clause (ii), (x) the Person which is merged or consolidated into such Credit Party is predominantly in the commercial real estate business, (y) if rated, the creditworthiness of the Borrower's long term unsecured debt or implied senior debt, as applicable, after giving effect to such merger or consolidation is not lower than the Borrower's creditworthiness two months immediately preceding such merger or consolidation, and (z) the then fair market value of the assets of the Person which is merged or consolidated into such Credit Party is less than 25% of the Borrower's then Consolidated Total Asset Value after giving effect to such merger or consolidation on a Pro Forma Basis, and (iii) any Subsidiary Guarantor may be converted into a limited liability company by statutory election.

         (b) The Borrower will not, nor will it permit any of its Subsidiaries to, consummate any Asset Sale, except that during any fiscal quarter of the Borrower, the Borrower and its Subsidiaries may effect an Asset Sale so long as
(i) no Specified Default or Event of Default then exists or would result therefrom, (ii) the consideration received (taking the amount of all cash and the fair market value, as reasonably determined by the Borrower, of all non-cash consideration) from such Asset Sale, together with the aggregate consideration received from all other Asset Sales effected by the Borrower and its Subsidiaries during such fiscal quarter simultaneously with or prior to such Asset Sale, shall not exceed 2.5% of the Fair Market Value of the Borrower unless the Borrower shall have given the Administrative Agent prior written notice of such Asset Sale, which notice shall be accompanied by a certificate of a Senior Financial Officer of the Borrower certifying (and showing the calculations therefor in reasonable detail) that the Borrower will be in compliance with Sections 9.10 and 9.11 after giving effect to such Asset Sale, and (iii) in the event that any such Asset Sale includes a Mortgaged Property or any Equity Interests in any Subsidiary Guarantor, the Borrower also shall have complied with the provisions of Section 8.13(b).

         (c) Without limiting the foregoing provisions of this Section 9.02, in no event shall the Borrower or any of its Subsidiaries convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, (i) (x) any Equity Interests in Holdings, TRE or any Subsidiary Guarantor described in Section 8.13(f) (other than the transfer of all of such Equity Interests to the Co-Borrower if formed) and (y) more than 20% of the Equity Interests in the Co-Borrower if formed or (ii) all or substantially all of the assets or business of the Borrower and its Subsidiaries taken as a whole.

         9.03 Dividends. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, authorize, declare, pay or make any Dividends except:

         (a) any Subsidiary of the Borrower (other than the Co-Borrower if formed) may distribute Dividends to holders of its Equity Interests, in each case so long as the Borrower or any Subsidiary of the Borrower which owns an Equity Interest in such Subsidiary receives a percentage of any such Dividends which is at least equal to its percentage Equity Interest in its respective Subsidiary distributing the Dividend (taking into account, however, the relative preferences, if any, of the various classes of Equity Interest of such Subsidiary); and

         (b) (i) the Borrower may from time to time pay Dividends to the owners of its Equity Interests (including, without limitation, Dividends consisting of the repurchase of any such Equity Interests) so long as (x) the aggregate amount of all such Dividends paid or made by the Borrower in any fiscal year of the Borrower does not exceed 90% of Funds From Operations of the Borrower for such fiscal year (or, in the case of the fiscal year in which the Reorganization occurs, 90% of Funds From Operations of the Borrower for the period from the date of the consummation of the Reorganization through the last day of such fiscal year) and (y) the aggregate amount of all such Dividends paid or made by the Borrower for the first three fiscal quarters of the Borrower in any fiscal year of the Borrower (commencing with the first fiscal year after the consummation of the Reorganization), does not exceed 100% of Funds From Operations of the Borrower for such three fiscal quarter period; provided, however, at any time that a Specified Default or an Event of Default then exists or would result therefrom, Dividends pursuant to this Section 9.03(b)(i) shall be limited to that amount necessary for the Borrower to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code; and

         (ii) the Co-Borrower if formed may pay Dividends to the Borrower and all other holders of Equity Interests in the Co-Borrower (including, without limitation, but subject to Section 8.04(b)(ii), Dividends consisting of the repurchase of any such Equity Interests) so long as (x) the aggregate amount of all such Dividends paid or made by the Co-Borrower in any fiscal year of the Co-Borrower does not exceed 90% of Funds From Operations of the Co-Borrower for such fiscal year and (y) the aggregate amount of all such Dividends paid or made by the Co-Borrower for the first three fiscal quarters of the Co-Borrower in any fiscal year of the Co-Borrower does not exceed 100% of Funds From Operations of the Co-Borrower for such three fiscal quarter period; provided, however, at any time that a Specified Default or an Event of Default then exists or would result therefrom, Dividends pursuant to this Section 9.03(b)(ii) shall be limited to that amount necessary for the Borrower to maintain its status as a real estate investment trust under Section 856 through 860 of the Code.

         9.04 Indebtedness. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness except:

         (a) Subject to Section 9.17, the Credit Parties may contract, create, incur, assume or suffer to exist Unsecured Indebtedness (other than under another revolving credit facility) and, to the extent permitted by Section 9.01(h), Secured Indebtedness, in each case so long as (i) no Specified Default or any Event of Default then exists or would result therefrom and (ii) based on calculations made by the Borrower, the Borrower will be in compliance with Sections 9.10, 9.11 and 9.14 after giving effect to the incurrence of the respective Indebtedness;

         (b) Subject to Section 9.17, Subsidiaries of the Borrower that are not Credit Parties may contract, create, incur, assume or suffer to exist Indebtedness, in each case so long as (i) no Specified Default or any Event of Default then exists or would result therefrom, provided that, notwithstanding the existence of any Specified Default or Event of Default, any such Subsidiary may refinance any Secured Indebtedness outstanding on the Effective Date to the extent that any such refinancing occurs no earlier than six months prior to the final scheduled maturity of such Secured Indebtedness, and (ii) based on calculations made by the Borrower, the Borrower will be in compliance with Sections 9.10 and 9.11 after giving effect to the incurrence of the respective Indebtedness;

         (c) Subject to Section 9.17, Indebtedness under Interest Rate Hedges entered into with respect to other Indebtedness permitted under this Section
9.04 so long as the terms and conditions of such Interest Rate Hedges are consistent with past practice of the Borrower and its Subsidiaries and are entered into for bona fide hedging purposes and not for speculative purposes; and

         (d) Subject to Section 9.17, Indebtedness with respect to performance bonds, surety bonds, appeal bonds or custom bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries.

         Without limiting the provisions of clauses (a) through (d) of this
Section 9.04, (i) in no event will the Borrower permit any of its Subsidiaries that are not Credit Parties or any of its Unconsolidated Entities to contract, create, incur or assume after the date hereof any Secured Indebtedness for which there is Recourse to any Credit Party in connection with Land held for Development or Land under Development (including the acquisition of any Real Estate Asset that will, upon such acquisition, become Land held for Development or Land under Development) unless the aggregate amount of such Secured Indebtedness does not exceed the Maximum Permitted Debt Amount applicable to such Secured Indebtedness and (ii) in no event will any Credit Party contract, create, incur or assume after the date hereof any Indebtedness for borrowed money (or any guarantees thereof) that would constitute Unsecured Indebtedness, other than Intercompany Indebtedness, unless such Indebtedness has a maturity date on or after December 12, 2005.

         9.05 Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. The Borrower will not, nor will the Borrower permit any other Credit Party to, amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or equivalent organizational document) or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests unless such amendment, modification, change or other action, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect or be adverse to the Lenders in any material respect.

         9.06 Investments. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, make or maintain any Investments in Land under Development, Land Held for Development, Joint Ventures, Mortgage Interests, Equity Interests, seller financing received in connection with Asset Sales, Retail Property and real estate technology companies (each a "Restricted Holding"), except that, subject to Section 9.17, Investments in Restricted Holdings may be made and maintained so long as the aggregate value of all such Restricted Holdings does not exceed 35% of the Consolidated Total Asset Value of the Borrower at any time and so long as:

         (a) Investments consisting of Development Costs (including, without limitation, Development Costs with respect to the Retail Properties specified in
Section 9.06(h) in the aggregate do not exceed 10% of the Consolidated Total Asset Value of the Borrower at any time; provided that, and at any time and for so long as, the Borrower or a Subsidiary thereof owns the Hollywood and Highlands Real Estate Asset, the aforementioned percentage shall be increased to 12.5% of the Consolidated Total Asset Value of the Borrower;

         (b) Investments in Joint Ventures (excluding (i) subject to Section 8.04(b)(ii), Equity Interests owned by the Borrower or any Wholly-Owned Subsidiary of the Borrower in the Co-Borrower if formed and (ii) Equity Interests received as consideration for any Asset Sale) in the aggregate do not exceed 20% of the Consolidated Total Asset Value of the Borrower at any time;

         (c) Investments consisting of Mortgages Interests (excluding Mortgages Interests received as consideration for any Asset Sale) in the aggregate do not exceed 5% of the Consolidated Total Asset Value of the Borrower at any time (calculated, however, without regard to the Borrower's Mortgage Interests relating to office property located at 250 West Pratt Street, Baltimore, Maryland);

         (d) Investments consisting of seller financing (including, but not limited to, Mortgages Interests, other Indebtedness or receivables) provided in connection with Asset Sales in the aggregate do not exceed 5% of the Consolidated Total Asset Value of the Borrower at any time;

         (e) Investments consisting of Equity Interests received in consideration for Asset Sales in the aggregate do not exceed 5% of the Consolidated Total Asset Value of the Borrower at any time;

         (f) Investments in real estate related technology companies (including, without limitation, Cogent Communications Inc., so long as such entity remains a real estate technology company) in the aggregate do not exceed 5% of the Consolidated Total Asset Value of the Borrower at any time;

         (g) Investments consisting of Land held for Development in the aggregate do not exceed 5% of the Consolidated Total Asset Value of the Borrower at any time; and

         (h) Investments in Retail Properties shall be limited to the Hollywood and Highlands, Paseo Colorado and Desert Passage properties.

         Each of the Restricted Holdings restrictions set forth above in this
Section 9.06 shall be calculated as of the last day of each fiscal quarter of the Borrower.

         Notwithstanding the foregoing, the Borrower will not, nor will the Borrower permit any of its Subsidiaries, to commence or incur any obligation to commence any new Investments of the types described in clauses (a)-(g) of this
Section 9.06 (x) during any period that the Consolidate Total Indebtedness of the Borrower is greater than 65% of the Consolidated Total Asset Value of the Borrower, or (y) if the making of any such Investment (including, without limitation, the incurrence of any Indebtedness therefor) will cause the Consolidated Total Indebtedness of the Borrower to be greater than 65% of the Consolidated Total Asset Value of the Borrower.

         9.07 Negative Pledge Clauses; etc. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that (x) prohibits or limits the ability of any Credit Party or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any Restricted Property or any revenues therefrom, whether now owned or hereafter acquired, or (y) requires that, upon the creation, incurrence, assumption or existence of any Lien upon any of its assets or revenues, whether now owned or hereafter acquired, a Lien (whether "equal and ratable," senior, junior or otherwise) be created on any Restricted Property to secure any other Indebtedness or obligations, except that (a) the provisions contained in this Agreement and the other Credit Documents shall be permitted,
(b) any agreements governing any Secured Indebtedness permitted under Sections 9.01(h) and (k) shall be permitted to contain prohibitions or limitations of the type described in the preceding clause (x) (in which case, any such prohibition or limitation shall only be effective against the equipment, machinery or materials financed thereby, or in the case of such Section 9.01(k), the Property subject to such Liens), (c) agreements governing the Liens permitted by Section 9.01(i) shall be permitted to contain prohibitions or limitations of the type described in the preceding clause (x) so long as such restrictions shall only be effective against the Equity Interests subject to such Liens, (d) customary restrictions with respect to assets imposed pursuant to an agreement that has been entered into in connection with an Asset Sale of such assets as otherwise permitted under this Agreement shall be permitted, (e) Unsecured Indebtedness of the Borrower that is issued pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration pursuant to Rule 144A or Regulation S promulgated thereunder or which is listed on a non-U.S. securities exchange may contain an "equal and ratable" clause effective only upon the creation of any Lien on any Restricted Property in favor of the Administrative Agent for the benefit of the Lenders, and (f) in the case of clause (x) of this Section 9.07, customary provisions restricting assignment of any lease under which the Borrower or any of its Subsidiaries is the tenant or subletting space demised under any such lease.

         9.08 Transactions with Affiliates. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any transaction or series of related transactions, with any Affiliate of the Borrower or any of its Subsidiaries, other than on terms and conditions no less favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate of the Borrower, except that:

                  (a) the Borrower and its Subsidiaries may enter into employment arrangements with respect to the procurement of services of their respective officers and employees in the ordinary course of business, including executive compensation arrangements; and

                  (b) transactions between or among the Borrower and its Subsidiaries shall be permitted; provided, however, that all transactions involving the Co-Borrower if formed or a Subsidiary Guarantor where the counterparty to such transaction is a Subsidiary of the Borrower that is not a Credit Party shall be required to be on terms and conditions no less favorable to the Co-Borrower or such Subsidiary Guarantor, as the case may be, as would reasonably be obtained by the Co-Borrower or such Subsidiary Guarantor, as the case may be, at the time in a comparable arm's-length transaction with a Person other than an Affiliate of the Borrower (other than with respect to (x) the sale, transfer or other disposition of Real Estate Assets other than a Mortgaged Property or the Equity Interests of the Mortgaged Property Owner thereof or of the Co-Borrower if formed and (y) guaranties and other credit support or enhancements given by
         (A) Holdings or the Co-Borrower if formed in favor of the Borrower or any of its other Subsidiaries or Unconsolidated Entities in the ordinary course of business, (B) TRE in favor of any of its Subsidiaries in the ordinary course of business or (C) any Subsidiary Guarantor described in Section 8.13(f) in favor of any of its Subsidiaries in the ordinary course of business; and

                  (c) transactions (including, without limitation, tax cooperation arrangements and indemnifications for obligations relating to Property of the Borrower or a Subsidiary or Unconsolidated Entity thereof for which the indemnified party no longer has an interest other than through its ownership interest in the Borrower) necessary to implement the consummation of the Reorganization shall be permitted so long as the effect of such transactions, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         9.09 Management Agreements. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any management agreement or similar agreement granting to any Person (other than in the case of any Subsidiary of the Borrower, the Borrower, the Co-Borrower if formed or any other Wholly-Owned Subsidiary of the Borrower or the Co-Borrower if formed) (a) authority over the leasing, maintenance or operation of any Mortgaged Property or (b) substantial authority over the leasing, maintenance or operation of any other Real Property owned or leased by the Borrower or such Subsidiary, as the case may be, on terms less favorable to the Borrower or such Subsidiary, as the case may be, than the market standard on the date of such agreement. All of such management rights relating to any Mortgaged Property shall be subject and subordinate to the Security Documents.

         9.10 Consolidated Total Indebtedness as a Percentage of Consolidated Total Asset Value. The Borrower will not permit its Consolidated Total Indebtedness on any date to exceed an amount which is 65% of the Consolidated Total Asset Value of the Borrower as at the last day of the most recently ended fiscal quarter of the Borrower; provided that the Consolidated Total Indebtedness of the Borrower may be greater than 65% but less than 67.5% of the Consolidated Total Asset Value of the Borrower with respect to not more than one fiscal quarter of the Borrower occurring during the period extending from October 1, 2002 to December 31, 2003; and provided further, that, in determining such Consolidated Total Asset Value, such determination shall be made on a Pro Forma Basis to give effect to any sales and acquisitions of Real Estate Assets effected after the last day of any such fiscal quarter and on or prior to the date of any determination pursuant to this Section 9.10.

         9.11 Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth on any date to be less than the sum of (i) $1,500,000,000, plus (ii) 75% of the aggregate cash proceeds received by the Borrower or the Co-Borrower if formed after the Effective Date in connection with any equity offering by, or capital contribution to, the Borrower or the Co-Borrower (net of fees and expenses customarily incurred in transactions of such type).

         9.12 Consolidated Interest Coverage Ratio. The Borrower will not permit its Consolidated Interest Coverage Ratio for any Test Period to be less than 2.00:1.00.

         9.13 Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit its Consolidated Fixed Charge Coverage Ratio for any Test Period to be less than 1.50:1.00.

         9.14 Mortgaged Property Coverage Ratio. The Borrower will not permit the Mortgaged Property Coverage Ratio on any date to be less than 1.50:1.00.

         9.15 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit Holdings, the Co-Borrower if formed or any of the Subsidiary Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on (including, without limitation, any requirement that excess cash flow be used to repay other Indebtedness) the ability of any such Subsidiary to (a) pay Dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or such Subsidiary, (iv) customary provisions restricting assignment of any contract entered into by the Borrower or such Subsidiary in the ordinary course of business, and (v) any restrictions imposed by any holder of a Permitted Encumbrance on the transfer of the asset or assets subject thereto.

         9.16 Affiliate Debt and Subordination Agreement. (a) Without limiting the other provisions of this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, incur or create any Indebtedness that is owed by a Credit Party to any Subsidiary of the Borrower that is not a Credit Party unless, in each case, the respective Credit Party and each such Subsidiary has entered into the Subordination Agreement.

         (b) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, make any payment on any Affiliate Debt to the extent that such payment is not permitted to be paid at such time pursuant to the Subordination Agreement.

         (c) At such time, if any, as an obligor in respect of any Affiliate Debt ceases to be a Credit Party or any obligee in respect of any Affiliate Debt ceases to be a Person which is required to be a party to the Subordination Agreement by operation of this Section 9.16, the Borrower may request that any such obligor or obligee be released from the provisions of the Subordination Agreement and the Administrative Agent shall be authorized to, and hereby agrees that it will, at the request and the expense of the Borrower, execute such documentation as may be necessary to evidence such release (which documentation shall be in form and substance reasonably satisfactory to the Administrative Agent).

         9.17 Sears Tower. The Borrower will not, nor will the Borrower permit any of its Subsidiaries or Unconsolidated Entities to, whether voluntarily or involuntarily (a) incur any additional Indebtedness, funding or other obligations relating to Sears Tower (other than the accrual of interest on mortgage Indebtedness existing on the Effective Date and the satisfaction of funding obligations existing on the Effective Date of approximately $4,600,000, in each case pursuant to the terms of documentation existing on the Effective Date and as and to the extent described in the Sears Tower Memorandum), (b) make or maintain any additional Investments in or with respect to Sears Tower (other than the satisfaction of funding obligations existing on the Effective Date of approximately $4,600,000, pursuant to documentation existing on the Effective Date and as and to the extent described in the Sears Tower Memorandum), or (c) enter into any agreement (including, without limitation, any amendment or modification of any agreement existing on the Effective Date) relating to Sears Tower (i) pursuant to which title to Sears Tower or any part thereof is or will be in the name of the Borrower or any other Credit Party, (ii) which requires the Borrower or any of its Subsidiaries or Unconsolidated Entities to incur any additional Indebtedness, funding or other obligations with respect to, or to make any additional Investments in, Sears Tower (other than the accrual of interest on mortgage Indebtedness existing on the Effective Date and the satisfaction of funding obligations existing on the Effective Date of approximately $4,600,000, in each case pursuant to documentation existing on the Effective Date and as and to the extent described in the Sears Tower Memorandum) or (iii) which otherwise could reasonably be expected to have, either individually or in the aggregate, an adverse effect on the Borrower and its Subsidiaries taken as a whole.

         9.18 Mortgaged Properties. (a) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, initiate or consent to any zoning reclassification of any Mortgaged Property or seek any material variance under any existing zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, initiate or consent to any change in any Applicable Laws which now or hereafter could reasonably be likely to materially and adversely affect the ownership, occupancy, use or operation of any Mortgaged Property.

         (b) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, suffer, permit, initiate or consent to, directly or indirectly, the joint assessment of any Mortgaged Property with any other Real Property constituting a separate tax lot that is not a Mortgaged Property.

         (c) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, transfer any Mortgaged Property which has not been removed from the Borrowing Base in accordance with Section 8.13(b); provided that so long as
(i) no Specified Default or Event of Default then exists or would result therefrom and (ii) such transfer would not cause such Mortgaged Property to fail to satisfy the Mortgaged Property Conditions, a Mortgaged Property Owner may transfer a Mortgaged Property in its entirety at any time to another Subsidiary of the Borrower which is (or at the time of such transfer becomes) a Credit Party pursuant to transfer and assumption documentation in form and substance reasonably satisfactory to the Administrative Agent; and provided further that so long as no Specified Default or Event of Default then exists, a Mortgaged Property Owner may (x) sell any equipment or other personal property included in the Collateral as long as it has replaced the items sold with other Property of at least comparable value and utility and caused such other Property to be encumbered by the Liens of the Security Documents and (y) sell, free and clear of the Liens of the Security Documents, any equipment or personal property included in the Collateral which, in the reasonable judgment of such Mortgaged Property Owner, is obsolete.

         (d) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into, or otherwise be or become obligated with respect to, or amend or modify, any Lease with respect to any Mortgaged Property if (i) the result of any such action is that the net effective rent (i.e., stated rent less the amount of rent abatements, landlord's work and other inducements provided by the landlord to the tenant thereunder) payable to the Mortgaged Property Owner under such Lease is less than the net effective rent (i.e., stated rent less the amount of rent abatements, landlord's work and other inducements provided by the landlord to the tenant thereunder) then payable to the landlord under comparable space leases (including size, height, view and location within the building) then being executed at other properties comparable to such Mortgaged Property in the market in which such Mortgaged Property is located with tenants of similar capitalization, creditworthiness and bargaining power.

         SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

         10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees, and
(iii) default, and such default shall continue unremedied for 10 or more Business Days, in the payment when due of any other amount owing hereunder or under any of the other Credit Documents; or

         10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         10.03 Covenants. The Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.01(f)(i), 8.04, 8.10, 8.12, 8.13(b) or Section 9 (other than Sections 9.08, 9.09, 9.14 and 9.18(a), (b) and (d)), (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.14 and such default shall not be cured within 10 days after the occurrence of such default pursuant to Section 4.02(b), or (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.01 and 10.02 and clauses (i) and (ii) of this Section 10.03) and such default as described in this clause (iii) shall continue unremedied for a period of 30 days after written notice thereof to the Borrower by the Administrative Agent or the Required Lenders, provided, however, that if any such default as described in this clause (iii) is of the type which cannot be cured within such 30-day period (and is curable after such period), such default shall not be an Event of Default hereunder if the Borrower, within such 30-day period, shall have commenced and shall be diligently pursuing such cure and the Borrower shall have such additional time as is reasonably required to effect such cure, but in no event in excess of 75 days from the date of such default; or

         10.04 Default Under Other Agreements. Any Credit Party shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or

(y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition shall exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become (or to be declared) due prior to its stated maturity, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness outstanding at such time as described in preceding clauses
(i) and (ii) is at least $50,000,000; or

         10.05 Bankruptcy, etc. Any Credit Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party and the petition is not controverted within 15 days after the earlier of (x) actual knowledge by a Credit Party of the commencement of such case and (y) service on a Credit Party of the applicable summons, or the petition is not dismissed within 60 days after commencement of the case; or any Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, receivership, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party, or there is commenced against any Credit Party any such proceeding which remains undismissed for a period of 60 days, or any Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party suffers any appointment of any custodian, administrator, administrative receiver or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party makes a general assignment for the benefit of creditors; or any Company action is taken by any Credit Party for the purpose of effecting any of the foregoing; or

         10.06 Judgments. One or more judgments or decrees shall be entered against any Credit Party involving in the aggregate for the Credit Parties a liability or liabilities (not paid or fully covered by a reputable and solvent insurance company), and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $25,000,000; or

         10.07 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or Multiemployer Plan or a Foreign Pension Plan has not been timely made, the Borrower, any Subsidiary thereof or any ERISA Group member has incurred or is reasonably likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the
Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower, or any Subsidiary thereof has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default," within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Multiemployer Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (b) there shall result from any such event or events described in subsection (a) the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate has had, or is reasonably likely to have, a Material Adverse Effect; or

         10.08 Guaranties, etc. The Subsidiaries Guaranty or any of the Security Documents or any provision thereof (other than an immaterial provision) shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any of the Security Documents, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty or any of the Security Documents beyond the expiration of any applicable grace or cure period provided for therein; or

         10.09    Change of Control. A Change of Control shall occur; or

         10.10 Stock Exchange Listing. The common stock of the Borrower shall for any reason whatsoever cease to be listed on the New York Stock Exchange, the American Stock Exchange, NASDAQ or another major United States stock exchange;

         then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against the Borrower and the other Credit Parties (provided that if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission and Facility Fees shall become, forthwith due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations; and (v) enforce the Liens created by, and the rights granted to the Administrative Agent and the Lenders pursuant to, the Security Documents and the other Credit Documents.

         SECTION 11.  Definitions.

         11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Addition Date" shall mean each date on which a Mortgaged Property is added to the Borrowing Base pursuant to Section 8.13(a).

         "Additional Mortgaged Property" shall have the meaning provided in
Section 8.13(a).

         "Administrative Agent" shall mean DBTCA, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliate Debt" shall mean any Indebtedness owed by any Credit Party to any Subsidiary of the Borrower which is not a Credit Party.

         "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

         "Applicable Commitment Commission Percentage" shall mean, for purposes of calculating the applicable Commitment Commission on the Unutilized Commitment of any Lender on any date, a percentage per annum equal to that set forth below opposite the respective Utilization Percentage on such date:

                                                   COMMITMENT COMMISSION
         UTILIZATION PERCENTAGE                           PERCENTAGE
-------------------------------------------        ---------------------
         less than 33%                                       0.250%
-------------------------------------------        ---------------------
         greater than or equal to 33%                        0.200%
         but less than or equal to 66%
-------------------------------------------        ---------------------
         greater than 66%                                    0.125%
-------------------------------------------        ---------------------

         "Applicable Laws" means, collectively, all statutes, laws, rules, regulations, ordinances, orders, decisions, writs, judgments, decrees and injunctions of Governmental Authorities (including Environmental Law) affecting Borrower, any Credit Party or the Collateral or any part thereof (including the acquisition, development, construction, renovation, occupancy, use, improvement, alteration, management, operation, maintenance, repair or restoration thereof), whether now or hereafter enacted and in force, and all Authorizations relating thereto.

         "Applicable Margin" shall mean: from and after any Start Date to and including the corresponding End Date, with respect to Revolving Loans and Swingline Loans, the respective percentage per annum set forth below under the respective Type of Revolving Loans and for Swingline Loans and (in each case) opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4, Level 5, Level 6 or Level 7, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer's certificate delivered pursuant to Section 8.01(e) or the first proviso below) (and with the "Ratio" described below to be the Consolidated Total Indebtedness of the Borrower as a percentage of the Consolidated Total Asset Value of the Borrower):

                                             Revolving Loans                Revolving Loans
                                           maintained as Base            maintained as Eurodollar
   Level                Ratio                  Rate Loans                      Rate Loans             Swingline Loans
---------     --------------------------   ------------------            -------------------------    ---------------
     1        Less than or                          0%                          1.125%                   1.375%
              equal to 35%

     2        Greater than 35%                      0%                          1.375%                   1.625%
              but  less  than or  equal
              to 45%

     3        Greater   than   45%  but             0%                          1.625%                   1.875%
              less than or equal to 50%

     4        Greater   than   50%  but             0.250%                      1.875%                   2.125%
              less than or equal to 55%

     5        Greater   than   55%  but             0.500%                      2.125%                   2.375%
              less than or equal to 60%

     6        Greater   than   60%  but             0.875%                      2.50%                    2.75%
              less than or equal to 65%

     7        Greater than 65%                      1.375%                      3.00%                    3.25%

; provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a)(A) or (b)(A) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(e) showing the applicable Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 6 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Pricing Period is at a level which is less than Level 6 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, that Level 6 pricing shall apply at all times when Level 7 pricing does not apply and a Specified Default is in existence.

         "Appraisal" shall mean, with respect to any Mortgaged Property, a written appraisal of such Mortgaged Property prepared by an Appraiser and delivered to the Administrative Agent, in each case in form, content and methodology satisfactory to the Administrative Agent and the Required Lenders and in compliance with all applicable legal and regulatory requirements.

         "Appraised Value" shall mean, as of any date of determination and with respect to any Mortgaged Property, the appraised value of such Mortgaged Property "as is" as most recently determined by an Appraisal on or before such date of determination.

         "Appraiser" means Cushman & Wakefield, or any other independent appraiser selected by the Administrative Agent (and, if no Event of Default is then in existence, reasonably acceptable to the Borrower), who meets all regulatory requirements applicable to the Administrative Agent and the Lenders, who is a member of the Appraisal Institute with a national practice and who has at least 10 years experience with real estate of the same type and in the same geographic area as the Mortgaged Property to be appraised.

                  "Asset Sale" shall mean any sale (including pursuant to sale-leaseback transactions), transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Specified Subsidiary of the Borrower of any Property (including, without limitation, any Equity Interests or other securities of another Person, but excluding the sale by the Borrower of its own capital stock) of the Borrower or any Subsidiary of the Borrower other than (i) sales or liquidations of Cash Equivalents, (ii) operating leases or subleases, licenses and easements of any property by the Borrower and its Subsidiaries in the ordinary course of business, and (iii) the licensing of intellectual property in the ordinary course of business. As used in this definition, the term "Specified Subsidiary" shall mean any Subsidiary of the Borrower in which the Borrower's percentage ownership interest is greater than or equal to the percentage ownership interest in the respective Subsidiary of the Borrower that is selling, transferring or otherwise disposing of such Property.

                  "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit M (appropriately completed).

                  "Assignment of Rents and Leases" shall mean each Assignment of Rents and Leases executed by a Mortgaged Property Owner with respect to a Mortgaged Property substantially in the form of Exhibit N (with appropriate changes to reflect Applicable Laws and otherwise appropriately completed), as the same may be amended, modified or supplemented from time to time.

                  "Assumed Debt Service Amount" shall mean, as of any date of determination, an amount equal to the product obtained by multiplying (a) an amount equal to the aggregate principal amount of Loans outstanding on such date by (b) an assumed rate equal to the greatest of the following: (i) an interest rate constant equal to the sum of 2% plus the imputed 7 year United States Treasury Notes annual yield as of such date based upon published quotes for Treasury notes having 7 years to maturity and assuming that such Loans were being amortized using a 25 year mortgage style amortization schedule, (ii) 9.25% and (iii) the sum of the three month Eurodollar Rate and the Applicable Margin for Eurodollar Rate Loans then applicable hereunder.

                  "Authorization" means any authorization, approval, franchise, license, variance, land use entitlement, sewer and waste water discharge permit, storm water discharge permit, air pollution authorization to operate, certificate of occupancy, municipal water and sewer connection permit, and any like or similar permit now or hereafter required for the construction or renovation of any improvements located on any Mortgaged Property or for the use, occupancy or operation of any Mortgaged Property and all amendments, modifications, supplements and addenda thereto.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" at any time shall mean (x) except as provided in succeeding clause (y), the higher of (i) 1/2 of 1% in excess of the overnight Federal Funds Rate and (ii) the Prime Lending Rate, and (y) in the case of calculating interest on outstanding Swingline Loans, the overnight Federal Funds Rate.

                  "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean (i) the borrowing of one Type of Revolving Loan from all the Lenders on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.11 shall be considered part of the related Borrowing of Eurodollar Rate Loans and (ii) the borrowing of Swingline Loans from the Swingline Lender on a given date.

                  "Borrowing Base" shall mean, at any time, all of the Mortgaged Properties at such time.

                  "Borrowing Base Amount" shall mean, at any time, an amount determined from the Borrowing Base Certificate most recently delivered pursuant to Section 8.01(j) to be equal to 60% of the Borrowing Base Value at such time.

                  "Borrowing Base Amount Deficiency" shall have the meaning provided in Section 4.02(b)(i).

                  "Borrowing Base Certificate" shall have the meaning provided in Section 8.01(j).

                  "Borrowing Base Property Value" shall mean, with respect to each Mortgaged Property, the Appraised Value of such Mortgaged Property.

                  "Borrowing Base Value" shall mean, at any date, the sum of the Borrowing Base Property Values for all of the Mortgaged Properties included in the Borrowing Base (less the portion thereof, if any, attributable (x) to any Mortgaged Property which at any time fails to satisfy each of the Mortgaged Property Conditions and (y) any Excluded Mortgaged Property), provided however:

                 (i) the portion of the aggregate amount of the Borrowing Base Value attributable to Mortgaged Properties which are owned by Subsidiary Guarantors that are not Wholly-Owned Subsidiaries of the Borrower which would cause such aggregate amount to exceed 15% of the total Borrowing Base Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Borrowing Base Value;

                (ii) the portion of the aggregate amount of the Borrowing Base Value attributable to Mortgaged Properties which are subject to a ground lease which would cause such aggregate amount to exceed 20% of the total Borrowing Base Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Borrowing Base Value;

               (iii) the portion of the aggregate amount of the Borrowing Base Value attributable to Mortgaged Properties located in a single Metropolitan Statistical Area outside of the top 10 Metropolitan Statistical Areas which would cause such aggregate amount to exceed 25% of the total Borrowing Base Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Borrowing Base Value;

                (iv) the portion of the aggregate amount of the Borrowing Base Value attributable to any single Mortgaged Property which would cause such amount to exceed 15% of the total Borrowing Base Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Borrowing Base Value; and

                 (v) the portion of the aggregate amount of the Borrowing Base Value attributable to industrial and/or flex Mortgaged Properties which would cause such aggregate amount to exceed 7.5% of the total Borrowing Base Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Borrowing Base Value.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

                  "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" shall mean, for any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, in either case at the time of acquisition thereof, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person rated, at the time of acquisition, at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than 270 days after the date of acquisition by such Person and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

                  "Casualty" shall mean the occurrence of any damage to or loss or destruction of all or any portion of any Mortgaged Property.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

                  "Change in Law" shall have the meaning provided in Section 10.07.

                  "Change of Control" shall mean: (i) any Person or "group" (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Effective Date), other than one or more Permitted Holders, shall
(A) have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock (provided that the acquisition of up to a 45% beneficial ownership interest in the aggregate in the capital stock of the Borrower by one or more institutional lenders through the foreclosure of a Lien securing bona fide amounts owed to such institutional lenders by Trizec Canada or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries) shall not constitute a Change of Control under this clause (A), although any subsequent transfer, sale or other disposition by any such institutional lender or lenders of all or any portion of the shares of capital stock of the Borrower shall be subject to the provisions of this clause (i)(A) determined without regard to this proviso) or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Borrower Directors or (iii) prior to the formation of the Co-Borrower, the Borrower shall at any time cease to own beneficially and of record, directly, free and clear of all Liens, voting agreements, restrictions or trusts of any kind, 100% of the outstanding Equity Interests of Holdings, TRE and any Subsidiary Guarantor described in Section 8.13(f) on a fully diluted basis or (iv) after the formation of the Co-Borrower,
(a) the Borrower shall at any time cease to own beneficially and of record, directly, free and clear of all Liens, or voting agreements, restrictions or trusts of any kind, 80% of the outstanding Equity Interests of the Co-Borrower on a fully diluted basis and (b) the Co-Borrower shall at any time cease to own beneficially and of record, directly, free and clear of all Liens, voting agreements, restrictions or trusts of any kind, 100% of the outstanding Equity Interests of Holdings, TRE and any Subsidiary Guarantor described in Section 8.13(f) on a fully diluted basis.

                  "Claims" shall have the meaning provided in the definition of Environmental Claim.

                  "Co-Borrower" shall have the meaning provided in Section 8.04(b).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Effective Date and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean, collectively, the Mortgaged Properties, together with all other Property owned or to be owned or leased or to be leased by any Mortgaged Property Owner or in which any Mortgaged Property Owner has or shall acquire an interest in connection with any of the Mortgaged Properties, to the extent of such Mortgaged Property Owner's interest therein, in which a Lien is granted to the Administrative Agent to secure all or any part of the Guaranteed Obligations pursuant to the Security Documents, including, without limitation, the Leases and Rents and any and all proceeds of the foregoing.

                  "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b).

                  "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                  "Company" shall mean any corporation, limited company, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

                  "Compliance Certificate" shall mean a certificate duly executed in the form of Exhibit O.

                  "Condemnation Proceeds" shall mean all compensation, awards, damages, rights of action and proceeds awarded to any Credit Party by reason of any Taking relating to any Mortgaged Property.

                  "Consolidated EBITDA" of any Person for any period shall mean, without duplication, the consolidated net income or loss of such Person (before deduction for minority interests in Consolidated Entities and excluding, solely for purposes of Sections 9.12 and 9.13, the adjustment for so-called "straight-line rent accounting") for such period; plus (A) the following items to the extent deducted in computing such consolidated net income of such Person for such period: (i) Consolidated Interest Expense of such Person for such period, (ii) Consolidated Income Tax Expense of such Person for such period and
(iii) consolidated real estate depreciation, amortization and other extraordinary and non-cash items of such Person for such period (except, in the case of such other non-cash items, to the extent that a cash payment will be required to be made in respect thereof in a future period); minus (B) the following items to the extent included in computing such consolidated net income of such Person for such period: (i) all consolidated gains (or plus all losses) attributable to the sale or other disposition of assets or debt restructurings of such Person in such period, (ii) income (loss) from Unconsolidated Entities and (iii) for purposes of calculating Consolidated Total Asset Value of such Person only, all consolidated interest income of such Person received in connection with any Mortgages; plus (or minus, as applicable) (C) such Persons' Unconsolidated Allocation Percentage of the items described above in this definition of any Unconsolidated Entity for such period; provided, however, that, notwithstanding the foregoing and solely for the purposes of Sections 9.12 and

9.13, the Consolidated EBITDA for any Real Estate Asset owned or leased by such Person or any Consolidated Entity or Unconsolidated Entity of such Person for less than one completed fiscal quarter shall equal the product (or, in the case of any such Real Estate Asset owned or leased by an Unconsolidated Entity of such Person, such Person's Unconsolidated Allocation Percentage of the product) obtained by multiplying (I) the product of (a) the aggregate Cost of such Person or its Consolidated Entity or Unconsolidated Entity, as applicable, to acquire such Real Estate Asset and (b) 9%, by (II) a fraction whose numerator is the actual number of days in such fiscal quarter during which such Person or its Consolidated Entity or Unconsolidated Entity, as applicable, owned or leased such Real Estate Asset and the denominator of which is the actual number of days in the fiscal year in which such fiscal quarter occurs.

                  "Consolidated Entity" shall mean, for any Person at any date, any Subsidiary or other Person which is consolidated with such first Person in accordance with GAAP.
                  "Consolidated Fixed Charge Coverage Ratio" of any Person for any period shall mean the ratio of (x) Consolidated EBITDA of such Person for such period to (i) to Consolidated Fixed Charges of such Person for such period.

                  "Consolidated Fixed Charges" of any Person for any period shall mean the sum of, without duplication, (i) Consolidated Interest Expense of such Person for such period, (ii) an amount equal to $0.30 multiplied by the rentable square footage of all Real Estate Assets of such Person and its Consolidated Entities, (iii) the aggregate amount of all Dividends paid by such Person and its Consolidated Entities during such period on any Preferred Stock,
(iv) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations) of such Person and its Consolidated Entities for such period (as determined on the first day of such period) and (v) such Person's Unconsolidated Allocation Percentage of any of the foregoing items that are attributable to any Unconsolidated Entity for such period.

                  "Consolidated Income Tax Expense" of any Person for any period shall mean the sum of, without duplication, (i) the consolidated provision for income taxes of such Person taken into account in determining the consolidated net income of such Person for such period and (ii) such Person's Unconsolidated Allocation Percentage of the consolidated provision for income taxes of any Unconsolidated Entity for such period.

                  "Consolidated Interest Coverage Ratio" of any Person for any period shall mean the ratio of (x) Consolidated EBITDA of such Person for such period to (y) Consolidated Interest Expense of such Person for such period.

                  "Consolidated Interest Expense" of any Person for any period shall mean the sum of, without duplication, (i) the total consolidated interest expense of such Person for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of consolidated Capitalized Lease Obligations of such Person representing the interest factor for such period, but excluding that portion of the consolidated interest expense of such Person for such period that has accrued and is capitalized into principal at the end of such period (and is not paid in cash) in accordance with the terms of the agreement governing the respective Indebtedness as such terms were in effect at the time that such Indebtedness was originally incurred, and (ii) such Person's Unconsolidated Allocation Percentage of any of the foregoing items that are attributable to any Unconsolidated Entity for such period.

                  "Consolidated Net Worth" of any Person at any time shall mean the total assets minus the total liabilities of such Person at such time as would be required to be reflected at such time on the consolidated balance sheet of such Person.

                  "Consolidated Total Asset Value" of any Person at any time shall mean the sum of, without duplication, the following amounts of such Person and its Consolidated Entities at such time: (i) all Unrestricted Cash and Cash Equivalents, (ii) the Fair Market Value of all Real Estate Assets (other than Land held for Development, Land under Development, Retail Properties and Real Estate Assets held by real estate related technology companies), (iii) all Land held for Development, Land Under Development and Retail Properties valued at the book value thereof before accumulated depreciation, (iv) all other Investments (including real estate related technology companies and taxable REIT Subsidiaries), valued at book value before accumulated depreciation and (v) to the extent not otherwise included in any of preceding clauses (i) through (iv), such Person's Unconsolidated Allocation Percentage of any of the items in preceding clauses (i), (iii) and
 (iv) that are attributable to an Unconsolidated Entity at such time; provided, however, clause (ii) of this definition shall be calculated on a Pro Forma Basis.

                  "Consolidated Total Indebtedness" of any Person at any time shall mean the sum of, without duplication, of the following amounts of such Person and its Consolidated Entities at such time: (i) all Indebtedness (other than Indebtedness of the type described in clause (D) of the definition thereof but including all other items of Indebtedness described in such definition),
 (ii) all amounts of guaranties, indemnities for borrowed money, stop-loss agreements and the like provided by such Person or any of its Consolidated Entities, in each case in connection with and guarantying repayment of amounts outstanding under any other Indebtedness of the type described in the other clauses of this definition, (iii) all amounts of bonds posted by such Person or any of its Consolidated Entities guaranteeing performance or payment obligations, and (iv) such Person's Unconsolidated Allocation Percentage of any of the foregoing items that are attributable to any Unconsolidated Entity at such time.

                  "Contingent Obligation" shall mean, as to any Person, any liability of such Person as a result of such Person being a general partner of any other Person, unless the underlying Indebtedness is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such

Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as shown (or would be required to be shown) on the balance sheet of such Person or disclosed (or would be required to be disclosed) in the footnotes of a balance sheet of such Person and (y) the stated amount of such Contingent Obligation.

                  "Continuing Borrower Directors" shall mean the directors of the Borrower on the Effective Date and each other director of the Borrower if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Borrower Directors or by a majority of any nominating committee appointed by the then Continuing Borrower Directors for the purpose of nominating directors for election to the Board of Directors of the Borrower.

                  "Continuing Trizec Canada Directors" shall mean the directors of Trizec Canada on the Effective Date and each other director of Trizec Canada if such director's nomination for election to the Board of Directors of Trizec Canada is recommended by a majority of the then Continuing Trizec Canada Directors or by a majority of the nominating committee appointed by the then Continuing Trizec Canada Directors for the purpose of nominating directors for election to the Board of Directors of Trizec Canada.

                  "Cost" shall mean, with respect to the purchase of any Property, without duplication, (i) the aggregate purchase price paid as cash consideration for such purchase (without adjustment for prorations), plus the principal amount of any note delivered or other deferred payment to be made in connection with such purchase and the value of any non-cash consideration delivered in connection with such purchase (including, without limitation, shares or preferred shares of beneficial interest in the Borrower or any of its Subsidiaries) plus (ii) reasonable and customary costs of sale and non-recurring taxes paid or payable in connection with such purchase.

                  "Credit Documents" shall mean this Agreement, the Existing Notes and each other Note executed and delivered pursuant to the terms of this Agreement, the Subsidiaries Guaranty, the Subordination Agreement, the Security Documents and, after the execution and delivery thereof pursuant to the terms of this Agreement, the Joinder Agreement.

                  "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

                  "Credit Party" shall mean the Borrower, the Co-Borrower if formed and each Subsidiary Guarantor.

                  "DBTCA" shall mean Deutsche Bank Trust Company Americas.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Development Costs" shall mean, at any time, the sum of (i) 100% of the aggregate costs to construct and develop any Land under Development and (ii) 100% of the aggregate costs to acquire any Real Estate Asset relating to any Land under Development.

                  "Dividend" with respect to any Person shall mean that such Person has paid a dividend or distribution or returned any equity capital to its stockholders, partners or members or made any other distribution, payment or delivery of property (other than shares of common or preferred equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for any consideration any shares of any class of its Equity Interests outstanding on or after the Effective Date, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of any Equity Interests of such Person outstanding on or after the Effective Date.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Drawing" shall have the meaning provided in Section 2.05(b).

                  "Effective Date" shall have the meaning provided in Section 13.10.

                  "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

                  "End Date" shall mean, for any Pricing Period, the last day of such Pricing Period.

                  "Engineering Reports" shall mean the engineering reports included in the Property Information delivered to the Administrative Agent with respect to the Mortgaged Properties.

                  "Environmental Approvals" shall mean any governmental permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings (in each case in writing) arising under any Environmental Law or any Environmental Approval (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Indemnity" shall mean the Environmental Indemnity executed by the Mortgaged Property Owners with respect to the Mortgaged Properties substantially in the form of Exhibit P (appropriately completed), as the same may be amended, modified or supplemented from time to time.

                  "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any judicial or legally binding administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss.1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Reports" shall mean the environmental audit reports included in the Property Information delivered to the Administrative Agent with respect to the Mortgaged Properties.

                  "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including, without limitation, any Preferred Stock, any limited or general partnership interest and any limited liability company membership interests.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Group" shall mean the Borrower and each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414 of the Code.

                  "Eurodollar Rate" shall mean, with respect to any Interest Period relating to a Borrowing of Eurodollar Rate Loans, (a) the rate of interest per annum quoted by the Administrative Agent to first-class banks in the London interbank Eurodollar market for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan to be made by the Administrative Agent as part of such Borrowing (or, if the Administrative is not lending any part of such Borrowing, the Lender with the largest percentage of the respective such Borrowing) with maturities comparable to the Interest Period applicable to such Eurodollar Rate Loans commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case with the rate determined pursuant to preceding clause (a) to be divided (and rounded upward, if necessary, to the nearest 1/16 of 1%) by
(b) a percentage equal
to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Eurodollar Rate Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Excluded Mortgaged Property" shall mean (a) any Mortgaged Property which the Borrower, pursuant to Section 8.13(d), has designated to be excluded from the calculation of Borrowing Base Value, but only so long as (i) upon the removal of such Mortgaged Property from the calculation of Borrowing Base Value and any prepayment of Loans required by Section 4.02(b), any Borrowing Base Amount Deficiency has been cured and (ii) such Mortgaged Property otherwise continues to satisfy each of the other Mortgaged Property Conditions and (b) any Mortgaged Property which is deemed to be an Excluded Mortgaged Property pursuant to Section 8.15(d).

                  "Excluded Mortgaged Property Designation" shall have the meaning provided in Section 8.13(d).

                  "Existing Agreement" shall have the meaning provided in the recitals of this Agreement.

                  "Existing Credit Documents" shall have the meaning provided in the recitals of this Agreement.

                  "Existing Notes" shall have the meaning provided in Section 1.05(a).

                  "Existing Subordination Agreement" shall mean the Affiliate Debt and Subordination Agreement, dated as of December 12, 2001 and executed and delivered pursuant to the Existing Agreement in the form of Exhibit K-1, as the same has been amended, modified or supplemented prior to the Effective Date.

                  "Existing Subsidiaries Guaranty" shall mean the Subsidiaries Guaranty, dated as of December 12, 2001 and executed and delivered pursuant to the Existing Agreement in the form of Exhibit I-1, as the same has been amended, modified or supplemented prior to the Effective Date.

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Fair Market Value" of any Person at any time shall mean the sum of (I) an amount equal to (i)(x) Consolidated EBITDA for the most recently ended two fiscal quarters of such Person (including cash severance payments made to employees of such Person during such period to the extent deducted in computing Consolidated EBITDA, but excluding the portion of such Consolidated EBITDA for such two fiscal quarter period attributable to (x) any Real Estate Assets sold or acquired after the first day of such two fiscal quarter period and on or prior to the date of determination and (y) any Lease termination payments) multiplied by (y) two minus (ii) $0.30 multiplied by the aggregate rentable square footage of all Real Estate Assets of such Person and its Consolidated Entities at such time with the remainder of (i) minus (ii) being divided by (iii) 9%, plus (II) such Person's or its Consolidated Entity's aggregate Cost to acquire any Real Estate Assets which were acquired by such Person or such Consolidated Entity after the first day of such two fiscal quarter period and on or prior to the date of determination, plus (III) such Person's Unconsolidated Allocation Percentage of the aggregate Cost to acquire any Real Estate Assets which were acquired by any Unconsolidated Entity of such Person after the first day of such two fiscal quarter period and on or prior to the date of determination.

                  "Federal Funds Rate" shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Fitch" shall mean Fitch, Inc. or any successor thereto.

                  "Foreign Pension Plan" shall mean any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United State of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or any its Subsidiaries residing outside the United States of America, which plan, fund or similar program provides, or results in, retirement income, the deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Funds From Operations" shall have the meaning provided in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trust as in effect on the Effective Date.

                  "GAAP" shall mean, with respect to the Borrower, generally accepted accounting principles in effect from time to time in the United States as applied by the Borrower in the preparation of its consolidated financial statements.

                  "Governmental Authority" shall mean any Federal, state or local government or any other political subdivision thereof or agency exercising executive, legislative, judicial, regulatory or administrative functions.

                  "Granting Lender" shall have the meaning provided in Section 13.04(b).

                  "Guaranteed Obligations" shall have the meaning provided in the Subsidiary Guaranty.

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, which are regulated under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any Environmental Law.

                  "Highest Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Agreement and any other Credit Document, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

                  "Holdings" shall mean Trizec Holdings, Inc., a Delaware corporation formerly known as TrizecHahn Office Properties, Inc.

                  "Hollywood and Highlands Property" shall mean the 645,000 square foot retail/entertainment center located in Los Angeles California.

                  "Indebtedness" of any Person shall mean, without duplication,
(A) (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith) and (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (B) the face amount of all letters of credit, bankers acceptances or similar instruments issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (C) all Contingent Obligations of such Person, (D) all payment obligations of such Person under any Interest Rate Protection Agreements or Other Hedging Agreements, (E) all Indebtedness of the types described in clause (A), (B), (C), (D), (F) or (G) of this definition secured by any Lien on any Property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the Property to which such Lien relates as determined in good faith by such Person), (F) the aggregate amount required to be capitalized under Capital Leases under which such Person is the lessee and (G) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obliga-tions. Notwithstanding the foregoing, Indebtedness shall not include any Dividends declared but not yet paid.

                  "Initial Mortgaged Properties" shall mean each Real Estate Asset described in Schedule III.

                  "Insurance Proceeds" shall mean all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies relating to any Mortgaged Property.

                  "Insurance Requirements" means all terms of any insurance policy required hereunder, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting any Mortgaged Property or any part thereof or any use of any Mortgaged Property or any portion thereof.

                  "Intercompany Indebtedness" shall mean any Indebtedness for borrowed money owed by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Rate Loan.

                  "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Hedges" shall mean interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements issued by providers, and having terms, conditions and tenors, which are consistent with the past practice of the Borrower and entered into by the Borrower and/or its Subsidiaries to provide protection to, or minimize the impact upon, the Borrower and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness under clause (A) of the definition of Indebtedness.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

                  "Investment Grade Tenant" shall mean a tenant whose long term senior unsecured debt has received a publicly announced credit rating of at least BBB-/Baa3 from at least two of the three Rating Agencies.

                  "Investments" shall mean all expenditures made and all liabilities incurred (contingent or otherwise, but without duplication): (i) for the acquisition of stock, partnership interests or other Equity Interests or for the acquisition of Indebtedness of, or for loans, advances, capital contributions or transfers of property to, any Person; (ii) in connection with

Land under Development; (iii) in connection with Land held for Development; and
(iv) for the acquisition of any other obligations of any Person.

                  "Issuing Lender" shall mean DBTCA (which, for purposes of this definition, also shall include any lending affiliate of DBTCA, including Deutsche Bank AG, New York Branch, which has agreed to issue Letters of Credit under this Agreement) and any other Lender which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.

                  "Joinder Agreement" shall have the meaning provided in Section 1.05(f).

                  "Joint Venture" shall mean, as to any Person, (x) any Subsidiary of such Person in which such Person owns less than 90% of the Equity Interests and (y) any Unconsolidated Entity.

                  "Judgment Currency" shall have the meaning provided in Section 13.20.

                  "Judgment Currency Conversion Date" shall mean the meaning provided in Section 13.20.

                  "Land held for Development" shall mean any unimproved Real Estate Asset which is not Land under Development.

                  "Land under Development" shall mean any Real Estate Asset for which the Borrower or any of its Consolidated Entities or Unconsolidated Entities is actively pursuing construction of one or more buildings, structures or other improvements and for which construction is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to such Person's ordinary course of business, provided that any such Real Estate Asset (or, if applicable, any building, structure or other improvement comprising a portion of any such Real Estate Asset) will no longer be considered Land under Development when (i) a certificate of occupancy has been issued for such Real Estate Asset (or building, structure or other improvement thereon) or such Real Estate Asset (or building, structure or other improvement thereon) may otherwise be lawfully occupied for its intended use and
(ii) (A) in the case of an office, industrial or flex building, such Real Estate Asset is more than 85% leased in the aggregate (based on square footage) and such Person is receiving rental payments from tenants leasing more than 85% of such Real Estate Asset (based on square footage), (B) in the case of a retail building, such Real Estate Asset is more than 85% leased in the aggregate (based on square footage) and has had a certificate of occupancy for at least 18 months and (C) in the case of a hotel, such Real Estate Asset has had a certificate of occupancy for at least 18 months and is receiving guests in the ordinary course of business. Notwithstanding the foregoing, tenant improvements (where available) to previously constructed and/or leased Real Estate Assets shall not be considered Land under Development. Notwithstanding the foregoing, a Real Estate Asset whose improvements are being restored following a Casualty or Taking shall not constitute Land Under Development.

                  "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are permitted to exist pursuant to the terms of this Agreement.

                  "Lease" means each of the leases, licenses, concession agreements, franchise agreements and other occupancy agreements and other agreements demising, leasing or granting rights of possession or use or, to the extent of the interest therein of the Mortgaged Property Owner thereof, any sublease, subsublease, underletting or sublicense, which now or hereafter may affect any Mortgaged Property or any part thereof or interest therein, including any agreement relating to a loan or other advance of funds made in connection with any such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease, underletting or sublicense, and every amendment, restatement, supplement, consolidation or other modification of or other agreement relating to or entered into in connection with such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease, underletting or sublicense, and every security deposit, letter of credit, trust agreement, guaranty or similar security for the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and any guaranties of leasing commissions.

                  "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lease-Up Condition" shall have the meaning provided in
Section 8.13(d).

                  "Lender" shall mean each financial institution listed on
Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Sections 1.14 or 13.04(b).

                  "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing required to be made available by it hereunder (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(c) or 2.04, in the case of either clause
(i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in
Section 10.05 with respect to such Lender) of such Lender by any regulatory authority or agency.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall mean each Revolving Loan and each Swingline Loan.

                  "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(c).

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean (i) any material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or (ii) any material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of the Credit Parties taken as a whole to perform their obligations to the Lenders or the Administrative Agent hereunder or under the other Credit Documents.

                  "Material Leases" shall mean, with respect to each Mortgaged Property, a collective reference to (i) any one or more Leases at such Mortgaged Property which, either individually or in the aggregate, demise 20,000 or more square feet of space to a single Tenant and/or its Affiliates, plus (ii) any one or more other Leases at such Mortgaged Property as selected by the Borrower which, together with the Leases described in clause (i) of this definition, in the aggregate demise 70% or more of the aggregate space under lease at such Mortgaged Property.

                  "Maturity Date" shall mean December 12, 2004.

                  "Maximum Permitted Debt Amount" applicable to any Secured Indebtedness shall mean that aggregate principal amount which does not exceed 75% of (i) in the case of any Land held for Development, the total costs to acquire such Land held for Development, and (ii) in the case of Land under Development, the total Development Costs expected to be incurred with respect to such Land under Development based on reasonable projections and assumptions prepared by the respective Borrower; provided, however, that the foregoing percentage may be increased to 90% for any Land held for Development or Land under Development to the extent that the respective obligor of the related Secured Indebtedness has entered into leases with one or more Investment Grade Tenants whose aggregate lease terms (both as to term and economics) would be sufficient to enable such obligor to refinance the aggregate amount of the related Secured Indebtedness in full, determined in accordance with the following sentence. The foregoing condition as to the ability of the aggregate lease terms of leases with one or more Investment Grade Tenants to refinance Secured Indebtedness in full shall be deemed satisfied if the ratio of (x) that portion of the projected annual "Net Operating Income" for such Real Estate Asset attributable to such leases with Investment Grade Tenants (and with such projected Net Operating Income to be determined by the respective Borrower in good faith using reasonable projections and assumptions and using the definition of Net Operating Income contained herein as applicable to such Real Estate Asset) to (y) an amount equal to the annual payment (both as to principal and interest) based upon a 9.26% constant, is at least 1.40:1.00.

                  "Maximum Swingline Amount" shall mean the lesser of (i) $35,000,000 and (ii) the Total Commitment then in effect.

                  "Metropolitan Statistical Area" shall mean the United States statistical area as determined by Regional Economic Information Systems and based on total commercial real estate (office, retail and warehouse) square footage). As of the Effective Date, the top 10 Metropolitan Statistical Areas in order of ranking are: (1) Los Angeles, California; (2) Chicago, Illinois; (3) Dallas, Texas; (4) New York City, New York; (5) Washington, D.C.; (6) Atlanta, Georgia; (7) Houston, Texas; (8) Philadelphia, Pennsylvania; (9) Detroit, Michigan; and (10) Cleveland, Ohio.

                  "Minimum Borrowing Amount" shall mean (i) in the case of Revolving Loans maintained as Base Rate Loans, $1,000,000, (ii) in the case of Revolving Loans maintained as Eurodollar Rate Loans, $1,000,000, and (iii) in the case of Swingline Loans, $500,000.

                  "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto.

                  "Mortgage" shall mean each Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by a Mortgage Property Owner with respect to a Mortgaged Property substantially in the form of Exhibit Q (with appropriate changes to reflect Applicable Laws and otherwise appropriately completed), as the same may be amended, modified or supplemented from time to time.

                  "Mortgage Interests" shall mean a mortgage (or similar instrument) encumbering a Real Estate Asset and securing Indebtedness that is owed to the Borrower or any of its Consolidated Entities, including certificates of interests in real estate mortgage investment conduits.

                  "Mortgaged Property" shall mean a Real Estate Asset (other than Sears Tower) that satisfies (and continues to satisfy) each of the following conditions:

                  (i) such Real Estate Asset is an office building, industrial building or flex building;

                  (ii) such Real Estate Asset is located in the District of Columbia or in one of the states of the United States;

                  (iii) such Real Estate Asset, and the Equity Interests of the owner thereof, are Unencumbered;

                  (iv) Except as otherwise might be the case with respect to the Initial Mortgaged Properties, such Real Estate Asset is (a) owned in fee or (b) leased pursuant to a ground lease (x) which has a remaining term of at least 30 years (including, for this purpose, any renewal option exercisable at the sole option of the lessee thereunder with no veto or approval rights by the ground lessor thereof or any lender to such ground lessor) and (y) can be encumbered by the Liens of the Security Documents without the consent of the lessor thereunder and contains customary leasehold mortgagee protection provisions (including, without limitation, the right to receive notice of any ground lease default, the right to cure any such default and the right to a new ground lease in favor of the leasehold mortgagee or its designee in the event that the ground lease should terminate on account of a default thereunder or for any other reason);

                  (v) such Real Estate Asset is owned or ground leased by the Borrower, the Co-Borrower or another Subsidiary of the Borrower which is a Subsidiary Guarantor and as to any such other Subsidiary (x) the Borrower, the Co-Borrower or a wholly-owned subsidiary of the Borrower or the Co-Borrower owns not less than 90% of the Equity Interest in such Subsidiary and (y) the Borrower, the Co-Borrower or a Wholly-Owner subsidiary of the Borrower or the Co-Borrower controls all financing and sale decisions relating to such Subsidiary with no veto rights in any minority equity owner therein or any other person;

                  (vi) such Real Estate Asset is free from any material and adverse environmental issues;

                  (vii) such Real Estate Asset is free from any material structural defects (other than any such defects resulting from a Casualty or Taking which are being restored pursuant to Paragraphs 2 and 3 of Schedule 8.03(c));

                  (viii) such Real Estate Asset is not Land under Development;
         and

                  (ix) such Real Estate Asset has been designated by the Borrower in writing to the Administrative Agent as a Real Estate Asset that is a Mortgaged Property.

                  "Mortgaged Property Conditions" shall mean that each of clauses (i) through (ix) of the definition of "Mortgaged Property" are satisfied and that the Lease-Up Condition is satisfied.

                  "Mortgaged Property Coverage Ratio" shall mean, as of any date of determination, the ratio of (x) the Mortgaged Property NOI to (y) the Assumed Debt Service Amount.

                  "Mortgaged Property Owner" shall mean each Credit Party that owns or leases a Mortgaged Property.

                  "Mortgaged Property NOI" shall mean the remainder of (a) the Net Operating Income calculated with respect to the Mortgaged Properties (including any Excluded Mortgaged Properties) for the most recently ended two fiscal quarters multiplied by two less (b) a $0.25 per rentable square foot per annum reserve for all Mortgaged Properties which are office space properties and a $0.15 per rentable square foot per annum reserve for all Mortgaged Properties which are industrial or flex properties; provided, however, that such Net Operating Income shall be adjusted on a Pro Forma Basis to account for any Mortgaged Properties which were added to or removed from the Borrowing Base during such two fiscal quarter period (or, if later, after the last day of such period and on or prior to the date of determination); and provided, further, that, notwithstanding the foregoing, the Mortgaged Property NOI for any Real Estate Asset owned or leased by such Person or any Consolidated Entity or Unconsolidated Entity of such Person for less than one full fiscal quarter shall equal the product (or, in the case of any such Real Estate Asset owned or leased by an Unconsolidated Entity of such Person, such Person's Unconsolidated Allocation Percentage of the product) obtained by multiplying (x) the aggregate Cost of such Person or its Consolidated Entity or Unconsolidated Entity, as applicable, to acquire such Real Estate Asset by (y) 9.0%.

                  "Mortgaged Property Release Notice" shall have the meaning provided in Section 8.13(c).

                  "Multiemployer Plan" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "Net Insurance/Condemnation Proceeds" shall mean all Insurance Proceeds recovered on account of any Casualty to any Mortgaged Property or all Condemnation Proceeds paid on account of any Taking in respect of any Mortgaged Property, minus the reasonable cost, if any, of such recovery or payment and of paying out such proceeds, including reasonable attorneys' fees and costs allocable to inspecting the restoration of the related Mortgaged Property and the plans and specifications therefor.

                  "Net Operating Income" shall mean, for any period and with respect to the Mortgaged Properties, an amount equal to (i) the aggregate rental and other income from the operation of all Mortgaged Properties during such period; minus (ii) all expenses and other proper charges incurred in connection with the operation of such Mortgaged Properties (including, without limitation, real estate taxes, management fees, bad debt expenses and rent under ground leases) during such period; but, in any case, before payment of or provision for debt service charges for such period, income taxes for such period, and depreciation, amortization, and other non-cash expenses for such period (except that, solely for purposes of Notices of Borrowing and Section 9.14, any adjustments for so-called "straight-line rental accounting" shall be excluded from rental income).

                  "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

                  "Note" shall mean each Existing Note and each other Revolving Note and Swingline Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302,
Attention: Mary Rodwell, Telecopier Numbers: (201) 593-2308/2309/2310, Telephone
Numbers: (201) 593-2165/2163/2170, or such other office in the continental United States or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligation Currency" shall have the meaning provided in
Section 13.20.

                  "Obligations" shall mean all amounts owing to the Administrative Agent, any Lender or any Issuing Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302,
Attention: Mary Rodwell, or such other office in the continental United States as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

                  "Permitted Encumbrances" shall have the meaning provided in
Section 9.01.

                  "Permitted Holders" shall mean (x) Peter Munk and/or one or more entities controlled by Peter Munk and (y) Trizec Canada and/or one or more Wholly-Owned Subsidiaries of Trizec Canada so long as, in the case of this clause (y), (i) no Person or "group" (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Effective Date) shall (A) have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec Canada, provided that an acquisition of such beneficial ownership by Peter Munk and/or one or more entities controlled by Peter Munk and/or Southeastern Asset Management shall be permitted under this clause (A) so long as the Persons described above in this proviso do not acquire (individually, collectively or together with a "group" (within the meaning of Section 13(d) and 14(d) of the Exchange Act, as in effect on the Effective Date)) more than 49.9% on a fully diluted basis of such beneficial ownership (except for such holdings of Peter Munk solely in voting interests of the capital stock of Trizec Canada which shall be excluded from this calculation) or (B) have obtained the power

(whether or not exercised) to elect a majority of the directors of Trizec Canada other than Peter Munk and/or one or more entities controlled by Peter Munk and
(ii) the Board of Directors of Trizec Canada continue to consist of a majority of Continuing Trizec Canada Directors.

                  "Person" shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) any member of the ERISA Group, and each such plan for the five-year period immediately following the latest date on which the member of the ERISA Group maintained, contributed to or had an obligation to contribute to such plan.

                  "Preferred Stock" as applied to the capital stock of any Person, shall mean capital stock of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.

                  "Pricing Period" shall mean each period which shall commence on the date upon which the respective officer's certificate is delivered pursuant to Section 8.01(e) (together with the related financial statements pursuant to Section 8.01(a)(A) or (b)(A), as the case may be) and which shall end on the date of actual delivery of the next officer's certificates pursuant to Section 8.01(e) (and related financial statements) or the latest date on which such next officer's certificate (and related financial statements) is required to be so delivered; it being understood that the first Pricing Period commenced with the delivery of the Borrower's financial statements (and related officer's certificate) in respect of its fiscal year ending on December 31, 2001.

                  "Prime Lending Rate" shall mean the rate which DBTCA announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBTCA may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Pro Forma Basis" shall mean, in connection with any calculation of (a) compliance with Section 9.02(a)(ii)(z), (b) Consolidated Total Asset Value and (c) Mortgaged Property NOI, the calculation thereof after giving effect on a pro forma basis to the sale or acquisition of any Real Estate Asset after the first day of the relevant Test Period and on or prior to the date of determination, with the following rules to apply in connection therewith:

                 (i) in making any determination of Fair Market Value, pro forma effect shall be given to (A) any sale of any Real Estate Asset consummated after the first day of the relevant two fiscal quarter period and on or prior to the date of determination as if such sale was consummated on the first day of the relevant two fiscal quarter period, and (B) the acquisition of any Real Estate Asset after the first day of the relevant two fiscal quarter period and on or prior to the date of determination as provided in the definition of Fair Market Value; and

                (ii) in making any determination of Mortgaged Property NOI, pro forma effect shall be given to (A) the addition of any other Mortgaged Property to the Borrowing Base after the first day of the relevant Test Period and on or prior to the date of determination as if such addition occurred on the first day of the relevant Test Period, and (B) the removal of any Mortgaged Property from the Borrowing Base after the first day of the relevant Test Period and on or prior to the date of determination as if such removal occurred on the first day of the relevant Test Period.

                  "Projections" shall mean the projections contained in the Lender Information Package, dated November 2002, which were prepared by or on behalf of the Borrower in connection with this Agreement and delivered to the Administrative Agent and the Lenders prior to the Effective Date.

                  "Property" of a Person shall mean any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.

                  "Property Agreements" shall mean, collectively, all covenants, conditions and restrictions contained in any instruments, either of record or known to Borrower or any other Credit Party, at any time in force affecting any Mortgaged Property or any other Collateral, including any such covenants, conditions and restrictions which may (i) require improvements, repairs or alterations in or to any Mortgaged Property or other Collateral or (ii) in any way limit the use and enjoyment thereof.

                  "Property Information" shall mean, with respect to any Mortgaged Property, the following:

                  (i) a written Phase I environmental audit report (and if recommended by such report, a written Phase II environmental audit report) in favor of the Administrative Agent and prepared and certified by an environmental consultant satisfactory to the Administrative Agent;

                  (ii) a written engineering report in favor of the Administrative Agent and prepared and certified by an engineer satisfactory to the Administrative Agent;

                  (iii) an Appraisal;

                  (iv) a rent roll (as of the most current month end) and a copy of each Material Lease described on such rent roll;

                  (v) a year-end actual operating statement for each of the prior three fiscal years or, if less, for the number of fiscal years such Real Estate Asset was owned or leased by the Borrower or its Subsidiaries and/or as to which the seller thereof has delivered such operating statements to the Borrower or any of its Subsidiaries;

                  (vi) a year-to-date actual operating statement (as of the quarter most recently ended);

                  (vii) an operating and capital improvement budget for the current year;

                  (viii) all material agreements relating to property management and leasing;

                  (ix) all material building operation/service agreements;

                  (x) evidence reasonably satisfactory to the Administrative Agent of payment of all currently due tax bills, insurance payments and ground lease rent;

                  (xi) evidence of insurance coverage as required by this Agreement and evidence of flood zone and earthquake status;

                  (xii) evidence of all third party consents required to include such property in the Borrowing Base in accordance with the terms of this Agreement;

                  (xiii) ground lease, if any;

                  (xiv) the standard space lease form to be used in connection with the leasing of space;

                  (xv) with respect to each Additional Mortgage Property acquired by the Borrower or any of its Subsidiaries at the time such Real Estate Asset becomes an Additional Mortgaged Property, a copy (if available) of the acquisition agreement and other related agreements entered into by the Borrower or any of its Subsidiaries in connection with the acquisition thereof (it being agreed that, to the extent any of such agreements or letters of intent have not been entered into at such time, copies of such agreements and letters of intent shall be delivered reasonable promptly after the execution thereof); and

                  (xvi) to the extent not specified in clauses (i)-(xv), evidence of the satisfaction of the Mortgaged Property Conditions.

                  Property Information described in (A) clauses (i)-(iii) and any other third party report included in any Property Information shall be satisfactory in form and substance to the Administrative Agent and the Required Lenders, and (B) clauses (iv)-(vi), (viii), (ix), (xii), (xiii) and (xv) shall be certified to be true, complete and correct in all material respects by the president, any vice president or a Senior Financial Officer of the Borrower.

                  "Quarterly Payment Date" shall mean the last day of each December, March, June and September occurring after the Effective Date.

                  "Rating Agency" shall mean each of Fitch, Moody's and S&P.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

                  "Real Estate Assets" of any Person shall mean all assets of such Person constituting Real Property.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recourse" shall mean, with respect to any Person, any Indebtedness or other obligation or liability of any other Person all or a portion of which is guaranteed by, or for which a recourse claim may be made against, such first Person (whether by contract, the ownership of Equity Interests, by operation of law or otherwise); provided, however, that personal recourse of such first Person under any Secured Indebtedness of another Person for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of Real Estate Assets shall not, by itself, cause such Indebtedness to be characterized as Recourse to such first Person except to the extent that a claim is made against such first Person as a result of any of the foregoing items described above in this proviso.

                  "Register" shall have the meaning provided in Section 13.15.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

                  "Release Date" shall mean each date on which a Mortgaged Property is removed from the Borrowing Base pursuant to Section 8.13(b).

                  "Rents" shall mean all rents, issues, profits, royalties, receipts, revenues, accounts receivable, security deposits and other deposits (subject to the prior right of Tenants making such deposits) and income, including fixed, additional and percentage rents, occupancy charges, operating expense reimbursements, reimbursements for increases in taxes, sums paid by Tenants to any Mortgaged Property Owner to reimburse such Mortgaged Property Owner for amounts originally paid or to be paid by such Mortgaged Property Owner or its agents or affiliates for which such Tenants were liable (as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a Tenant is solely liable, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits).

                  "Reorganization" shall mean the corporate reorganization of TrizecHahn Corporation, a publicly-traded Ontario corporation (the "Parent"), pursuant to which, among other things, a newly incorporated company exchanged shares of common stock of the Borrower for shares of the Parent held by certain shareholders of the Parent and such company and its newly incorporated parent exchanged shares of such newly incorporated parent for shares of the Parent held by other shareholders of the Parent and the final result of which was that the Borrower became a publicly traded real estate investment trust.

                  "Replaced Lender" shall have the meaning provided in Section 1.14.

                  "Replacement Lender" shall have the meaning provided in
Section 1.14.

                  "Reportable Event" shall mean any event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose Commitments (or after the termination thereof, outstanding Loans and Percentages of (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings) represent an amount equal to at least 662/3 % of the Total Commitment less the Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Loans of all Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings at such time).

                  "Restricted Holding" shall have the meaning provided in
Section 9.06.

                  "Restricted Property" shall have the meaning provided in
Section 9.01.

                  "Retail Property" shall mean any Real Estate Asset the space in which is leased or intended to be leased primarily to retail tenants.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(a).

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "S&P" shall mean Standard & Poor's Ratings Service, a division of The McGraw- Hill Companies, Inc.

                  "Sears Tower" shall mean the Real Estate Asset located in Chicago, Illinois and known as The Sears Tower.

                  "Sears Tower Memorandum" shall mean the memorandum dated November 14, 2002 and supplemented December 18, 2002 from Piper Rudnick to the Administrative Agent and the Lenders.

                  "SEC" shall have the meaning provided in Section 8.01(g).

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Section 9.14 Default" shall have the meaning provided in
Section 4.03(b)(i).

                  "Secured Indebtedness" of any Person shall mean any Indebtedness of such Person that is secured by a Lien evidenced by a mortgage, deed of trust, security agreement, pledge agreement or other similar security interest on Property of such Person.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" shall mean the Security Agreement executed by the Mortgaged Property Owners with respect to the Collateral substantially in the form of Exhibit R (and appropriately completed), as the same may be amended, modified or supplemented from time to time.

                  "Security Documents" means, collectively, the Mortgages, the Assignments of Rents and Leases, the Security Agreement, all other mortgages, security agreements, pledge agreements, assignments and all other instruments or documents (including UCC-1 financing statements, fixture filings, amendments of financing statements or similar documents required or advisable in order to create, perfect or maintain the Liens intended to be created by the Security Documents) delivered by any Person pursuant to this Agreement or any of the other Credit Documents, whether such delivery is prior to, contemporaneous with or after delivery of this Agreement, in order to grant to the Administrative Agent Liens on Property of that Person, and to maintain such Liens, as each of the foregoing may be amended, modified or supplemented from time to time. Security Documents do not include this Agreement or the Notes.

                  "Senior Financial Officer" of any Person shall mean the chief financial officer or treasurer of such Person.

                  "Signing Lenders" shall have the meaning provided in Section 13.23.

                  "Situs State" shall have the meaning provided in Section
13.08.

                  "SPC" shall have the meaning provided in Section 13.04(b).

                  "Specified Default" shall mean any Default under Section 10.01 or 10.05.

                  "Start Date" shall mean, with respect to any Pricing Period, the first day of such Pricing Period.

                  "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Subordination Agreement" shall have the meaning specified in
Section 5.10.

                  "Subsidiaries Guaranty" shall have the meaning provided in
Section 5.07.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time, and (iii) to the extent not otherwise included in preceding clauses (i) and (ii), any Consolidated Entity of such Person.

                  "Subsidiary Guarantor" shall mean (i) Holdings, (ii) each Mortgaged Property Owner, (iii) TRE, and (iv) each direct Subsidiary of the Borrower (or the Co-Borrower if formed) which is described in Section 8.13(f).

                  "Survey" means, with respect to any Mortgaged Property, a current survey prepared by a surveyor licensed in the state in which such Mortgaged Property is located, reasonably acceptable to the Administrative Agent, which shall (i) contain the legal description of such Mortgaged Property,
(ii) conform, and be certified by such surveyor to the Administrative Agent and the Lenders and the Title Company as conforming, to the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys for urban survey class as adopted by ALTA and American Congress on Surveying & Mapping in 1999, and (iii) includes Items 1, 2, 3, 4, 6, 7(a), 7(b1), (7) (c), 8, 9, 10, 11(a), 14 and 16 in Table A
contained in such Minimum Standard Detail Requirements; provided, however, that the survey need not satisfy the requirements of the preceding clauses (ii) and
(iii) if the Title Company has eliminated the survey exception from the Title Policies and all other exceptions to the Title Policies based upon such survey are acceptable to the Administrative Agent in its sole discretion. Any such survey shall contain a certification by such surveyor to the Lenders stating whether the Mortgaged Property is located in an area having special flood hazards as identified by the Federal Emergency Management Agency.

                  "Swingline Expiry Date" shall mean the date falling seven Business Days prior to the Maturity Date.

                  "Swingline Lender" shall mean DBTCA.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(b).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Taking" shall mean the taking or appropriation (including by deed in lieu of condemnation or by voluntary sale or transfer under threat of condemnation or while legal proceedings for condemnation are pending) of a Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain. The term "Taken" used as a verb has a correlative meaning.

                  "Tax Benefit" shall have the meaning provided in Section 4.04(a).

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Temporary Guarantor" shall mean TrizecHahn Holdings Ltd., a New Brunswick corporation.

                  "Temporary Guaranty" shall mean the guaranty of the Temporary Guarantor pursuant to Section 14 of the Existing Agreement.

                  "Tenant" shall mean any Person liable by contract or otherwise to pay rent or a percentage of income, revenue or profits pursuant to a Lease, and includes a tenant, subtenant, lessee and sublessee.

                  "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

                  "Test Period" shall mean, for any Person, each period of four consecutive completed fiscal quarters of such Person (or each case taken as one accounting period); provided, however, for purposes of calculating Net Operating Income only insofar as Net Operating Income is used to compute Mortgaged Property NOI, such Test Period instead shall be the most .recently ended two completed fiscal quarters of such Person.

                  "Title Company" means (i) on or prior to the Effective Date, First America Title Insurance Company and (ii) after the Effective Date, First America Title Insurance Company or such other title company as may be selected by the Borrower and approved by the Administrative Agent in its reasonable discretion.

                  "Title Policies" means, with respect to the Mortgaged Properties, the paid lender policies of title insurance in the form of loan policy available in the applicable state and reasonably acceptable to the Administrative Agent, and issued by the Title Company.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

                  "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Commitment at such time less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

                  "TRE" shall mean Trizec R&E Holdings Inc., a Delaware corporation formerly known as TrizecHahn Development Inc.

                  "Trizec Canada" shall mean Trizec Canada Inc., a publicly-traded Ontario corporation.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Rate Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unconsolidated Allocation Percentage" shall mean, for any Person, with respect to such Person's Unconsolidated Entities the percentage ownership interest of such Person in such Unconsolidated Entity.

                  "Unconsolidated Entity" shall mean, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

                  "Unencumbered" shall mean, with respect to any Property, that such Property is not subject to any Lien or other restrictions of the type described in the introductory paragraph to Section 9.01 other than a Permitted Encumbrance.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.05(a).

                  "Unrestricted Cash and Cash Equivalents" of any Person shall at any time shall mean the sum of (a) the aggregate amount of all unrestricted cash then actually held by such Person or any of its Subsidiaries (excluding without limitation until forfeited to, or otherwise entitled to be retained by, such Person or any of its Subsidiaries, tenant security and other restricted deposits) and (b) the aggregate amount of all unrestricted Cash Equivalents (valued at fair market value) then held by such Person or any of its Subsidiaries. As used in this definition, "unrestricted" shall mean the specified asset is not subject to any Liens in favor of any Person.

                  "Unsecured Indebtedness" of any Person shall mean any Indebtedness of such Person that is not secured by a Lien evidenced by a mortgage, deed of trust, security agreement, pledge agreement or other similar security interest on any Property of such Person.

                  "Unutilized Commitment" shall mean, with respect to any Lender at any time, an amount equal to the remainder of (x) such Lender's Commitment at such time, less (y) the sum of the aggregate principal amount of all Revolving Loans of such Lender then outstanding and such Lender's Percentage of all Letter of Credit Outstandings at such time.

                  "Utilization Percentage" shall mean, at any time, the ratio (expressed as a percentage) of (x) the sum of (i) the aggregate principal amount of all Revolving Loans outstanding at such time and (ii) the aggregate amount of all Letter of Credit Outstandings at such time to (y) the Total Commitment at such time.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors' qualifying shares and other nominal amounts of shares required by applicable law to be held by Persons (other than directors)) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time. For purposes of this definition, the Co-Borrower if formed shall be deemed to be a Wholly-Owned Subsidiary of the Borrower as long as the requirements of Section 8.04(b) continue to be satisfied with respect to the Co-Borrower.

                  SECTION 12. The Administrative Agent.

                  12.01 Appointment. The Lenders hereby irrevocably designate and appoint DBTCA as Administrative Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

                  12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable to the Lenders for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties and their respective Subsidiaries in connection with the making and the continuance of the Loans, the issuance of and participation in Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Credit Parties and their respective Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Credit Parties or any of their respective Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Credit Parties or any of their respective Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  12.04 Certain Rights of the Administrative Agent. The Administrative Agent shall have the right to request instructions from the Required Lenders at any time. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for any of the Credit Parties) and, with respect to other matters, upon advice of independent public accountants or other experts selected by it.

                  12.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, advisory, trust or other business with any Credit Party or any Affiliate of a Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.09 Resignation by the Administrative Agent; Removal of the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder which shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent which shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (e) Upon resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

                  (f) In addition, the Required Lenders shall have the right to remove the Administrative Agent and appoint a successor Administrative Agent who shall be a commercial bank or trust company reasonably acceptable to the Borrower in the event that the Administrative Agent has been grossly negligent or has willfully misconducted itself in performing its functions and duties under this Agreement.

                  SECTION 13. Miscellaneous.

                  13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of (A) the Administrative Agent and its affiliates (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any addition of a Real Estate Asset to, or removal of a Mortgaged Property from, the Borrowing Base, and any amendment, waiver or consent relating to this Agreement, the other Credit Documents or the documents and instruments referred to herein and therein, (B) the Administrative Agent and its affiliates in connection with their syndication efforts (including, without limitation, printing, distribution and meetings) with respect to this Agreement and (C) the Administrative Agent and its affiliates and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "workout" or pursuant to any insolvency or bankruptcy proceedings (including, in each case in respect of preceding clauses (A), (B) and (C) without limitation, (x) the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and its affiliates (it being understood that, for purposes of this clause (i), the Administrative Agent and its affiliates shall be entitled to be reimbursed for one primary counsel and one local counsel in each Situs State and, to the extent that the Administrative Agent in its good faith reasonable discretion determines that additional counsel is necessary or advisable, for one single additional foreign counsel in each jurisdiction in which the Administrative Agent has made such a determination) and (y) after the occurrence of an Event of Default, also the reasonable fees and disbursements of only one counsel for the other Lenders as a group); (ii) pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and each of their respective affiliates officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface, water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by any of the Credit Parties or any of their respective Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by any of the Credit Parties or any of their respective Subsidiaries at any location, whether or not owned, leased or operated by any of the Credit Parties or any of their respective Subsidiaries, the non-compliance of any Real Property at any time owned, leased or operated by any of the Credit Parties or any of their respective Subsidiaries with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to such Real Property, or any Environmental Claim asserted against any of the Credit Parties, any of their respective Subsidiaries or any Real Property at any time owned, leased or operated by any of the Credit Parties or any of their respective Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In addition, the foregoing indemnification in favor of any director, officer, employee, representative or agent of the Administrative Agent or any Lender shall be solely in their respective capacities as such director, officer, employee, representative or agent. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Lender or any other indemnified person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  13.02 Right of Setoff.(a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  (b) NOTWITHSTANDING THE FOREGOING SECTION 13.02(a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR, TO THE EXTENT REQUIRED BY SECTION 13.12 OF THIS AGREEMENT, ALL OF THE LENDERS, OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT SHALL BE NULL AND VOID. THIS
SECTION 13.02(b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT.

                  13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier) and mailed, telexed, telecopied or delivered: if to any Credit Party, at the address specified opposite such Credit Party's signature below or as provided in the Subsidiaries Guaranty, as the case may be; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to the Borrower, any other Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telexed or telecopied, or sent by overnight courier, be effective (x) three Business Days after deposited in the mails, (y) one Business Day after delivered to a recognized overnight courier, as the case may be, or (z) when sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

                  13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Credit Parties may not assign or transfer any of their respective rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower or the Co-Borrower if formed of any of their respective rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders (provided that, in the case of an assignment pursuant to this clause (y) at a time when no Specified Default or Event of Default exists, to the extent that the assignor Lender is to retain a Commitment after giving effect to such assignment, such Commitment shall be in an amount equal to at least $5,000,000), of such Commitment or Commitments and/or outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption

Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) upon the surrender of the Note or Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, (iii) the written consent of the Administrative Agent and, unless a Default or an Event of Default then exists, the Borrower (each of which consents shall not be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (v) promptly after such assignment, the Borrower shall have received from the Administrative Agent notice of any such assignment and of the identity, nationality and applicable lending office of any such Eligible Transferee that is not a United States person (as defined in Section 7701(a)(30) of the Code), together with the copy of the Assignment and Assumption Agreement relating thereto and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to
Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment and/or outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to Section 1.14 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10 or 4.04 in excess of those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which are not in excess of those being charged by the respective assigning Lender prior to such assignment and any subsequent increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle ("SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) no SPC shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option,
(v) nothing herein shall constitute a commitment by any SPC to make any Loan and
(vi) if an SPC elects not to exercise such option or otherwise fails to provide all or any of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent and as if such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.04(b), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Administrative Agent and, unless a Default or an Event of Default exists, the Borrower (which consent shall not be unreasonably withheld or delayed)) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis consistent with the restrictions set forth in Section 13.16 any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

                  (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notice to the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                  13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the

Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

                  13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders and except, in the case of interim financial statements, for normal year-end adjustments); provided that except as otherwise specifically provided herein, all computations determining the Borrower's compliance with Section 9 and the definition of Applicable Margin and all other defined financial terms relating to the Borrower shall utilize accounting principles and policies in the United States in conformity with those used to prepare the historical financial statements described in Section 7.05(a); and provided further that (i) the financial covenants set forth in Sections 8.11 and 9.10-9.14 shall be calculated without regard to Sears Tower as long as an Event of Default has not occurred and is not continuing under Section 9.17 and (ii) shall assume that the Borrower owns 100% of the Equity Interests in the Co-Borrower if formed as long as the requirements of Section 8.04(b) continue to be satisfied with respect to the Co-Borrower.

                  (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day, except in the case of Letters of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest or Fees are payable; provided that all computations of interest on Base Rate Loans determined by reference to the Prime Lending Rate shall be based on the actual number of days elapsed over a year of 365 days (or 366 days, as the case maybe).

                  13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL(A) . THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT AS SET FORTH BELOW. THE PARTIES ACKNOWLEDGE THAT NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE UNDERLYING TRANSACTIONS RELATED TO THIS AGREEMENT AND TO THE PARTIES INVOLVED. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT: (A) THE LAW OF THE STATE IN WHICH EACH MORTGAGED PROPERTY IS SITUATED (THE "SITUS STATE") GOVERNS PROCEDURES FOR ENFORCING, IN THE SITUS STATE, PROVISIONAL REMEDIES DIRECTLY RELATED TO SUCH MORTGAGED PROPERTY, INCLUDING, WITHOUT LIMITATION, APPOINTMENT OF A RECEIVER; AND (B) THE LAW OF THE SITUS STATE ALSO APPLIES TO THE EXTENT, BUT ONLY TO THE EXTENT, NECESSARY TO CREATE, TO PERFECT, AND TO FORECLOSE THE LIENS CREATED BY THE SECURITY DOCUMENTS, BUT DOES NOT APPLY TO ANY OBLIGATION SECURED THEREBY. THOSE OBLIGATIONS ARE GOVERNED BY NEW YORK LAW. IN FURTHERANCE OF THE FOREGOING, THE PARTIES STIPULATE AND AGREE THAT THE ADMINISTRATIVE AGENT AND THE LENDERS MAY ENFORCE IN ACCORDANCE WITH NEW YORK LAW ANY OR ALL OF ITS OR THEIR RIGHTS TO SUE ANY CREDIT PARTY TO COLLECT ANY INDEBTEDNESS OR OTHER OBLIGATION, AND TO OBTAIN A DEFICIENCY JUDGMENT AGAINST ANY SUCH CREDIT PARTY IN THE SITUS STATE, NEW YORK, OR ELSEWHERE, BEFORE OR AFTER FORECLOSURE, AND IF THE ADMINISTRATIVE AGENT OR THE LENDERS OBTAIN A DEFICIENCY JUDGMENT OUTSIDE THE SITUS STATE, IT OR THEY MAY ENFORCE THAT JUDGMENT IN THE SITUS STATE, AS WELL AS IN OTHER STATES.

                  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND

FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION INCLUDING ANY SITUS STATE.

                  (B) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower, the Administrative Agent and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 5 are met to the satisfaction of the Administrative Agent and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative

Agent shall give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

                  13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly modified in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate or interest or Fees for the purposes of this clause (i)),
(ii) release the Temporary Guarantor from its obligations under the Temporary Guaranty or release all or substantially all of the Subsidiary Guarantors from their respective obligations under the Subsidiaries Guaranty (except, in each case, as expressly permitted by the Credit Documents), (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loans are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower or the Temporary Guarantor of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (3) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the

Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.14 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay all outstanding Loans of such Lender in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause
(B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided further, that in any event the Borrower shall not have the right to replace a Lender or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

                  13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

                  13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Sections 1.10, 1.11, 2.06 or 4.04 in excess of those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective transfer).

                  13.15 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to this Agreement shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and any related Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this
Section 13.15, provided that the Borrower shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense to the extent that same resulted from the gross negligence or willful misconduct of the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  13.16 Confidentiality. Each Lender agrees that it will (x) use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its affiliates and to its or its affiliates' respective employees, officers, auditors, examiners, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its reasonable good faith discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any non-public information with respect to any of the Credit Parties or any of their respective Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document by the Borrower and (y) use any such non-public information (A) for purposes relating to this Agreement, the other Credit Documents or any of the transactions contemplated hereby or thereby (including, without limitation, in connection with (i) the evaluation, administration, monitoring or enforcement of any of the Credit Documents or the Obligations or (ii) satisfying or cooperating in any Person's regulatory or other compliance requirements) or (B) in connection with other services at the request or for the benefit of the Borrower and its Subsidiaries, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or any other Lender and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee shall be subject to the provisions of this
Section 13.16.

                  13.17 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under the respective Section within 180 days after the later of (x) the date the Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Sections 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Sections 1.10, 1.11, 2.06, or 4.04, as the case may be; provided, however, that if the circumstances giving rise to such claims have a retroactive effect, such 180-day period shall be extended to include the period of such retroactive effect. This Section 13.17 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.06 or 4.04.

                  13.18 No Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  13.19 Waiver of Sovereign Immunity. To the extent that any Credit Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, such Credit Party hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 13.19 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

                  13.20 Judgment Currency. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in Dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent in good faith or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining any rate of exchange for this
Section 13.20, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  13.21 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Borrower, the Administrative Agent and the Lenders hereby agree that all agreements among them under this Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Administrative Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Administrative Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Administrative Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section 13.21 shall control every other provision of this Agreement and all agreements among the Borrower, the Administrative Agent and the Lenders.

                  13.22 Temporary Guaranty. The Lenders hereby acknowledge that the Temporary Guarantor has been released from its obligations under the Temporary Guaranty and has ceased to be a Credit Party under the Existing Agreement and that the provisions of the Existing Agreement have ceased to be applicable to the Temporary Guarantor and its Subsidiaries other than the Borrower and its Subsidiaries.

                  13.23 Agreement Among Signing Lenders. Each of the Lenders party to the Existing Agreement which executes and delivers a counterpart of this Agreement (and the successors and assigns of each such Lender) (each of the foregoing Lenders and their successors and assigns are herein called "Signing Lenders") hereby agrees for the benefit of each other Signing Lender, that no such Signing Lender shall agree to any amendment, modification or waiver of (i) this Agreement the effect of which could release all or a material portion of the Collateral (except, in each case, as expressly permitted by the Credit Documents), (ii) this Agreement the effect of which would allow the assignment or transfer by the Co-Borrower (if formed) or any of its rights and obligations under this Agreement or (iii) this Section 13.23, in each case without the prior written consent of the Required Lenders and also of each of the Signing Lenders.


                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------
Trizec Properties, Inc.                 TRIZEC PROPERTIES, INC.,
233 South Wacker Drive, Suite 4600          as Borrower
Chicago, Illinois  60606
Telephone:  (312) 382-7626
Facsimile:    (312) 466-0185
Attention:  Jeffrey Echt                By:
                                            -----------------------------------
                                             Title:

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                            Individually and as Administrative
                                            Agent


                                        By:
                                            -----------------------------------
                                             Title:


                                        BANK OF AMERICA, N.A.


                                        By:
                                            -----------------------------------
                                             Title:



                                        BANK OF MONTREAL


                                        By:
                                            -----------------------------------
                                             Title:


                                        THE BANK OF NOVA SCOTIA,
                                             NEW YORK AGENCY


                                        By:
                                            -----------------------------------
                                             Title:


                                        ING (US) CAPITAL LLC


                                        By:
                                            -----------------------------------
                                             Title:


                                        By:
                                            -----------------------------------
                                             Title:


                                     (cxix)

                                        DRESDNER BANK AG, NEW YORK AND GRAND
                                           CAYMAN BRANCHES


                                        By:
                                            -----------------------------------
                                             Title:


                                        By:
                                            -----------------------------------
                                             Title:

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By:
                                            -----------------------------------
                                            Title:


                                        KEY BANK NATIONAL ASSOCIATION


                                        By:
                                            -----------------------------------
                                            Title:



                                        US BANK NATIONAL ASSOCIATION


                                        By:
                                            -----------------------------------
                                            Title:



                                        COMERICA BANK


                                        By:
                                            -----------------------------------
                                            Title:



                                        UNION BANK OF CALIFORNIA, N.A.


                                        By:
                                            -----------------------------------
                                            Title:


                                      -cxx-